Exhibit 10(a)

12/31/2010

BEMIS RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2010)

BEMIS RETIREMENT PLAN

Table of Contents

ARTICLE I	GENERAL	1
Sec. 1.1	Name of Plan	1
Sec. 1.2	Purpose	1
Sec. 1.3	History of the Plan	1
Sec. 1.4	Plan Year	1
Sec. 1.5	Company	1
Sec. 1.6	Participating Employer	1
Sec. 1.7	Construction and Applicable Law	2
Sec. 1.8	Benefits Determined Under Provisions in Effect at Termination of Employment	2
Sec. 1.9	Transition Rules	2

ARTICLE II	MISCELLANEOUS DEFINITIONS	3
Sec. 2.1	Accrued Monthly Pension	3
Sec. 2.2	Accumulated Interest	3
Sec. 2.3	Active Participant	3
Sec. 2.4	Actuarial Equivalent	3
Sec. 2.5	Actuarial Value	3
Sec. 2.6	Actuary	3
Sec. 2.7	Administrator	3
Sec. 2.8	Affiliate	3
Sec. 2.9	Bemis Elapsed Time	3
Sec. 2.10	Beneficiary	3
Sec. 2.11	Board	4
Sec. 2.12	Code	4
Sec. 2.13	Common Control	4
Sec. 2.14	Credited Service	4
Sec. 2.15	Disability Retirement	4
Sec. 2.16	Early Retirement	5
Sec. 2.17	Elapsed Time	5
Sec. 2.18	Eligibility Computation Period	5
Sec. 2.19	Employment Commencement Date	5
Sec. 2.20	ERISA	5
Sec. 2.21	Final Average Earnings	5
Sec. 2.22	Fund	5
Sec. 2.23	Funding Agency	5
Sec. 2.24	Group A Participant	5
Sec. 2.25	Group B Participant	5
Sec. 2.26	Hour of Service	5
Sec. 2.27	Leased Employee	5

i

Sec. 2.28	Long-Term Disability Plan (Pre-2006)	6
Sec. 2.29	Monthly Earnings	6
Sec. 2.30	Named Fiduciary	6
Sec. 2.31	Normal Retirement	6
Sec. 2.32	Normal Retirement Age	6
Sec. 2.33	Normal Retirement Date	7
Sec. 2.34	Participant	7
Sec. 2.35	Present Value	7
Sec. 2.36	Primary Social Security Benefit	7
Sec. 2.37	Qualified Employee	7
Sec. 2.38	Qualified Military Service	9
Sec. 2.39	Recognized Break In Service	9
Sec. 2.40	Service Ratio	9
Sec. 2.41	Termination of Employment	9
Sec. 2.42	USERRA	9
Sec. 2.43	Vested Termination	9
Sec. 2.44	Year of Eligibility Service	9

ARTICLE III	SERVICE PROVISIONS	10
Sec. 3.1	Employment Commencement Date	10
Sec. 3.2	Termination of Employment	10
Sec. 3.3	Recognized Break In Service	10
Sec. 3.4	Elapsed Time	10
Sec. 3.5	Credited Service	12
Sec. 3.6	Eligibility Computation Period	15
Sec. 3.7	Year of Eligibility Service	15
Sec. 3.8	Hour of Service	16
Sec. 3.9	Service Rules at Columbus, Indiana Facility	17
Sec. 3.10	Bemis Elapsed Time	17

ARTICLE IV	BENEFIT DEFINITIONS	19
Sec. 4.1	Normal Retirement	19
Sec. 4.2	Early Retirement	19
Sec. 4.3	Disability Retirement	19
Sec. 4.4	Vested Termination	19
Sec. 4.5	Accrued Monthly Pension	19
Sec. 4.6	Service Ratio	21
Sec. 4.7	Monthly Earnings	22
Sec. 4.8	Final Average Earnings	24
Sec. 4.9	Primary Social Security Benefit	25
Sec. 4.10	Actuarial Equivalent, Actuarial Value, Present Value	26

ARTICLE V	PLAN PARTICIPATION	29
Sec. 5.1	Eligibility for Participation	29
Sec. 5.2	Duration of Participation	29
Sec. 5.3	No Guarantee of Employment	29

ARTICLE VI	PENSION BENEFITS	30
Sec. 6.1	Pension on Normal Retirement	30
Sec. 6.2	Pension on Early Retirement	30
Sec. 6.3	Pension on Disability Retirement	30
Sec. 6.4	Pension on Vested Termination	31
Sec. 6.5	Deduction for Other Pension Payments	31
Sec. 6.6	Amendments Affecting Pension Rights	32
Sec. 6.7	Suspension of Benefits and Effect of Reemployment	32
Sec. 6.8	Family Income Coverage	34
Sec. 6.9	Effect of Participation in Variable Annuity Fund Prior to January 1, 1969	34
Sec. 6.10	Preservation of Benefits Under Pre-1972 Formula	34
Sec. 6.11	Preservation of Benefits Under Pre-1997 Formula	34
Sec. 6.12	Special Vested Termination Provisions For Employees At Certain Discontinued Operations	37
Sec. 6.13	Special Enhanced Benefit for Certain Employees at Stow, Ohio	38
Sec. 6.14	Increase in Benefits for Persons Whose Benefits Commenced Prior to January 1, 1990	39
Sec. 6.15	Special Enhanced Benefit for Certain Employees at Bemis Clysar, Inc.	40
Sec. 6.16	Special Provisions Applicable to Participants Who Terminated Due to Certain Plant Closings	41
Sec. 6.17	Special Provisions Applicable to Participants Who Qualified for LTD Benefits Prior to 2006	41
Sec. 6.18	Missing Participant or Beneficiary	42

ARTICLE VII	SURVIVOR’S BENEFITS	44
Sec. 7.1	Qualified Preretirement Survivor Annuity	44
Sec. 7.2	Qualified Joint and Survivor Annuity	46
Sec. 7.3	Election Procedure	48
Sec. 7.4	Optional Settlements	49
Sec. 7.5	Other Death Benefits	50

ARTICLE VIII	MISCELLANEOUS BENEFIT PROVISIONS	51
Sec. 8.1	Commencement Date for Pension Payments	51
Sec. 8.2	Payment of Small Amounts and Certain Consequences Thereof	52
Sec. 8.3	No Other Benefits	52
Sec. 8.4	Source of Benefits	52
Sec. 8.5	Incompetent Payee	52
Sec. 8.6	Assignment or Alienation of Benefits	53
Sec. 8.7	Payment of Taxes	53
Sec. 8.8	Conditions Precedent	53
Sec. 8.9	Company Directions to Funding Agency	54
Sec. 8.10	Benefits Not Increased by Actuarial Gains	54
Sec. 8.11	Pensions Not Decreased on Account of Certain Social Security Increases	54
Sec. 8.12	Maximum Limitations on Benefits	54
Sec. 8.13	Distributions Made in Accordance with Code § 401(a)(9)	57

Sec. 8.14	Deemed Cash-Out Upon Termination of Employment for Unvested Participants	57
Sec. 8.15	Rollovers and Transfers to Other Qualified Plans	57
Sec. 8.16	Special Benefit Limitation	58
Sec. 8.17	Benefits of Reemployed Veterans	59
Sec. 8.18	Retroactive Annuity Starting Dates	60
Sec. 8.19	Limitations Pursuant to Code §436	61

ARTICLE IX	FUND	63
Sec. 9.1	Composition	63
Sec. 9.2	Funding Agency	63
Sec. 9.3	Compensation and Expenses of Funding Agency	63
Sec. 9.4	Securities and Property of Participating Employers	63
Sec. 9.5	No Diversion	64
Sec. 9.6	Employer Contributions	64

ARTICLE X	ACTUARY	65
Sec. 10.1	Appointment	65
Sec. 10.2	Responsibilities	65
Sec. 10.3	Compensation	65
Sec. 10.4	Resignation, Removal, and Successor	65

ARTICLE XI	ADMINISTRATION OF PLAN	66
Sec. 11.1	Administration by Company	66
Sec. 11.2	Certain Fiduciary Provisions	66
Sec. 11.3	Evidence	67
Sec. 11.4	Correction of Errors	67
Sec. 11.5	Records	67
Sec. 11.6	Claims Procedure	67
Sec. 11.7	Bonding	68
Sec. 11.8	Waiver of Notice	68
Sec. 11.9	Agent For Legal Process	68
Sec. 11.10	Indemnification	68

ARTICLE XII	AMENDMENT, TERMINATION, MERGER	69
Sec. 12.1	Amendment	69
Sec. 12.2	Reorganization of Participating Employers	69
Sec. 12.3	Termination	69
Sec. 12.4	Partial Termination	71
Sec. 12.5	Merger, Consolidation, or Transfer of Plan Assets	72
Sec. 12.6	Deferral of Distributions	72

ARTICLE XIII	MISCELLANEOUS PROVISIONS	73
Sec. 13.1	Headings	73
Sec. 13.2	Capitalized Definitions	73
Sec. 13.3	Gender	73

Sec. 13.4	Use of Compounds of Word ‘Here’	73
Sec. 13.5	Construed as a Whole	73

ARTICLE XIV	TOP-HEAVY PLAN PROVISIONS	74
Sec. 14.1	Key Employee Defined	74
Sec. 14.2	Determination of Top-Heavy Status	74
Sec. 14.3	Minimum Accrued Benefit	76
Sec. 14.4	Vesting Schedule	77
Sec. 14.5	Definition of Employer	78
Sec. 14.6	Exception For Collective Bargaining Unit	78

Schedule A		79

Appendix A		81
Appendix B		85
Appendix C		87
Appendix D		90
Appendix E		94
Appendix F		95
Appendix G		96
Appendix H		98
Appendix I		99
Appendix J		100

v

BEMIS RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2009)

ARTICLE I

GENERAL

Sec. 1.1  Name of Plan.  The name of the pension plan set forth herein is “Bemis Retirement Plan”.  It is sometimes herein referred to as the “Plan”.

Sec. 1.2  Purpose.  The Plan has been established so that eligible employees will have a source of retirement income in addition to the other sources of retirement income available to them.

Sec. 1.3  History of the Plan.  The Company on December 21, 1945 established the Bemis Bro.  Bag Company Retirement Income Plan and Trust (sometimes referred to as “S&RIP”), under which retirement benefits were to be provided for eligible employees. Subsequently, on March 12, 1958 the Company established the Bemis Bro. Bag Company Supplemental Pension Plan (sometimes referred to as “SPP”).  Thereafter, the two plans were amended and combined into one plan, the Bemis Retirement Plan, said amendment being effective as of December 31, 1961 for the S&RIP and as of January 1, 1962 for the SPP. Subsequently, the Plan was amended from time to time.

Sec. 1.4  Plan Year.  A “Plan Year” is the 12-consecutive-month period commencing on January 1 and is the year on which records of the Plan are kept.

Sec. 1.5  Company.  The “Company” is Bemis Company, Inc., a Missouri corporation.

Sec. 1.6  Participating Employer.  The Company is a Participating Employer in the Plan. With the consent of the Company, any other employer may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan.  Also with such consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees.  The other Participating Employers on January 1, 2009 are:

(a)           Bemis Clysar, Inc. a Minnesota corporation.

(b)           Curwood, Inc. a Delaware corporation.

(c)           Electronic Printing Products, Inc., an Ohio corporation.

(d)           MACtac Engineered Products, Inc., an Ohio corporation.

(e)           Milprint, Inc., a Wisconsin corporation.

(f)            Morgan Adhesives Company, an Ohio corporation.

(g)           Perfecseal, Inc., a Delaware corporation.

Sec. 1.7  Construction and Applicable Law.  The Plan is intended to meet the requirements for qualification under Code § 401(a).  The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent.  It shall also be construed and administered according to the internal, substantive laws of the State of Wisconsin (without regard to the conflict of law rules of the State of Wisconsin or of any other jurisdiction) to the extent that such laws are not preempted by the laws of the United States of America.  All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Eastern District of Wisconsin.

Sec. 1.8  Benefits Determined Under Provisions in Effect at Termination of Employment.  Except as may be specifically provided herein to the contrary, with respect to a Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to his or her Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date the Participant’s Termination of Employment occurred unless he or she becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof.

Sec. 1.9  Transition Rules.  The Plan has been amended from time to time.  Each such amendment is effective as of the date specified in the amendment.  The Plan as amended effective January 1, 2009 includes amendments required by the Pension Protection Act of 2006 (“PPA”).  Such amendments are effective as of the dates required by PPA.

ARTICLE II

MISCELLANEOUS DEFINITIONS

Sec. 2.1  Accrued Monthly Pension.   “Accrued Monthly Pension” is defined in Sec. 4.5.

Sec. 2.2  Accumulated Interest.  “Accumulated Interest” respecting employee contributions made prior to their discontinuance effective January 1, 1972 and respecting the cash value of certain annuity contracts purchased in 1962 shall be determined as follows:

(a)                                  Accumulated Interest for years prior to 1976 shall be determined according to the provisions of the Plan as in effect on December 31, 1975.

(b)                                 Accumulated Interest for years after 1975 and prior to 1988 shall be computed at the annual rate of 5% per year, compounded annually.

(c)                                  Accumulated Interest for years after 1987 shall be computed at an annual rate equal to 120% of the federal mid-term rate for January of the particular plan year.

Accumulated Interest shall be determined to the first day of the month in which said determination is to be made, but not later than the date as of which benefits with respect to the Participant commence under the Plan.  If a retroactive pension payment is made with respect to a Participant, Accumulated Interest will not accrue after the first day of the earliest month with respect to which the retroactive payment is made.

Sec. 2.3  Active Participant.  An employee is an “Active Participant” only while both a Participant and a Qualified Employee.

Sec. 2.4.  Actuarial Equivalent.   “Actuarial Equivalent” is defined in Sec. 4.10.

Sec. 2.5  Actuarial Value.   “Actuarial Value” is defined in Sec. 4.10.

Sec. 2.6  Actuary.  “Actuary” means the individual, partnership, corporation, or other organization appointed and acting as such from time to time pursuant to Article X.

Sec. 2.7   Administrator.  The Company is the “Administrator” of the Plan for purposes of ERISA.

Sec. 2.8  Affiliate.  “Affiliate” means any trade or business entity under Common Control with a Participating Employer.

Sec.  2.9    Bemis Elapsed Time.  “Bemis Elapsed Time” is defined in Sec. 3.10.

Sec. 2.10  Beneficiary.  A “Beneficiary” is the person or persons, natural or otherwise, designated by a Participant to receive any death benefit payable under Sec. 7.4(a) (life and 120 months certain) or 7.5 (other death benefits). Participants covered by certain Appendices to the Plan may also designate a Beneficiary to receive death benefits provided by the Appendices, as follows: (i) Appendix A — Sec. 7.4, (ii) Appendix C — Sec. 7, Appendix D — Sec. 6, and Appendix J — Sec. 2. A Participant who has designated a Beneficiary may, without the consent of such Beneficiary, alter or revoke such designation.  To be effective, any such designation, alteration, or revocation shall be in writing, in such form as the Company may prescribe, and shall be filed with the Company prior to the Participant’s death.  If at the time a death benefit becomes payable there is not on file with the Company a fully effectual designation of Beneficiary, or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)           the Participant’s spouse;

(b)                                 the Participant’s children, except that if any children predecease the Participant but leave issue surviving the Participant such issue shall take by right of representation the share their parent would have taken if living;

(c)                                  the Participant’s parents;

(d)                                 the Participant’s brothers and sisters;

(e)                                  the Participant’s personal representative or representatives (executors or administrators).

Determination of who the Beneficiary is in each case shall be made by the Company.

Sec. 2.11  Board.  The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

Sec. 2.12  Code.  “Code” means the Internal Revenue Code of 1986 as from time to time amended.

Sec. 2.13  Common Control.  A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code § 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code § 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code § 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code § 414(o).  In applying the preceding sentence for purposes of Sec. 8.12, the provisions of Code § 414(b) and (c) are deemed to be modified as provided in Code § 415(h).

Sec. 2.14  Credited Service.   “Credited Service” is defined in Sec. 3.5.

Sec. 2.15  Disability Retirement.   “Disability Retirement” is defined in Sec. 4.3.

Sec. 2.16  Early Retirement.   “Early Retirement” is defined in Sec. 4.2.

Sec. 2.17  Elapsed Time.   “Elapsed Time” is defined in Sec. 3.4.

Sec. 2.18  Eligibility Computation Period.   “Eligibility Computation Period” is defined in Sec. 3.6.

Sec. 2.19  Employment Commencement Date.   “Employment Commencement Date” is defined in Sec. 3.1.

Sec. 2.20  ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 2.21  Final Average Earnings.   “Final Average Earnings” is defined in Sec. 4.8.

Sec. 2.22  Fund.  “Fund” means the aggregate of assets described in Sec. 9.1.

Sec. 2.23  Funding Agency.  “Funding Agency” is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 9.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

Sec.  2.24  Group A Participant.   “Group A Participant” means a Participant who meets the requirements of (a) and (b):

(a)                            On December 31, 2005, he or she was 40 or older.

(b)                           On December 31, 2005, the sum of the following amounts is 60 or more:

(1)                                      The Participant’s age on December 31, 2005, which is the Participant’s age on his or her 2005 birthday, plus a fractional year of age equal 1/365 of a year for each day after said birthday and prior to January 1, 2006.

(2)                                      The Participant’s Bemis Elapsed Time on December 31,2005, which also is expressed in terms of whole and fractional years through December 31, 2005.

Sec. 2.25  Group B Participant.  “Group B Participant” means any Participant who does not meet the requirements to be a Group A Participant as set forth in Sec. 2.24.

Sec. 2.26  Hour of Service.   “Hour of Service” is defined in Sec. 3.8.

Sec. 2.27  Leased Employee.  “Leased Employees” within the meaning of Code § 414(n)(2) and individuals who would meet those requirements but for failure to complete a year of leased service shall be counted as employees for purposes of determining Elapsed Time, but not for purposes of determining Credited Service. Leased Employees may not become

Participants or accrue benefits under the Plan.  “Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.  Contributions or benefits provided a leased employee by the leasing organization which are attributable to service performed for the recipient employer shall be treated as provided by the recipient employer.

Sec. 2.28  Long-Term Disability Plan (Pre-2006).  “Long Term Disability Plan (Pre-2006)” for purposes of applying the special rules in Sec. 6.17 means the long-term disability insurance program maintained prior to 2006 for most salaried and office clerical employees of the Participating Employers.  As of January 1, 2005, this insurance was provided through CIGNA long-term disability policy LK 6337 (Class 1).  “Long-Term Disability Plan (Pre-2006)” does not include:

(a)                                  Any long-term disability insurance plan offered to salaried or office clerical employees after 2005, such as the Hartford Insurance LTD plan in effect during 2006-2008 or the CIGNA LTD plan established in 2009.

(b)                                 Long-term disability insurance offered initially in 2005 to certain non-exempt plan employees through CIGNA long-term policy LK 6337 (Class 3) or any successor to such insurance.

Sec. 2.29  Monthly Earnings.   “Monthly Earnings” is defined in Sec. 4.7.

Sec. 2.30  Named Fiduciary.  The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries if so provided by ERISA or if so identified by the Company. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company.

Sec. 2.31  Normal Retirement.   “Normal Retirement” is defined in Sec. 4.1.

Sec. 2.32  Normal Retirement Age.  A Participant’s “Normal Retirement Age” shall be determined as follows:

(a)                                  Except as provided in (b) and (c), a Participant’s Normal Retirement Age shall be determined from the following table according to his or her year of birth:

Year of Birth	Normal Retirement Age
Before 1943	65
1943 - 1959	66
1960 and after	67

(b)                                 However, if a Participant’s earliest Employment Commencement Date is on or after March 1, 2000 and is on or after the date the Participant attains age 62, his or her Normal Retirement Age is not earlier than the third annual anniversary of his or her date of hire.  For example, if a Participant is hired July 1, 2003, and is 68 on the date of hire, “Normal Retirement Age” is July 1, 2006, three years after the date of hire.

(c)                            For Participants who are “Eligible Employees” as defined in Sec. 6.11(a), Normal Retirement Age is age 65, regardless of year of birth.

Sec. 2.33  Normal Retirement Date.  “Normal Retirement Date” is the last day of the month in which a person attains Normal Retirement Age.

Sec. 2.34  Participant.  A “Participant” is an individual described as such in Article V.

Sec. 2.35  Present Value.   “Present Value” is defined in Sec. 4.10.

Sec. 2.36  Primary Social Security Benefit.   “Primary Social Security Benefit” is defined in Sec. 4.9.

Sec. 2.37  Qualified Employee.  “Qualified Employee” means each employee described in (1), (2), (3) or (4) of subsection (a), subject to the provisions of subsections (b) through (h):

(a)                                  Qualified Employee includes:

(1)                                  Employees of a Participating Employer who are compensated in whole or in part on a regular stated salary basis.

(2)                                  Employees who are paid hourly, for regular straight time at a Covered Location listed in Schedule A, provided, however, that an hourly paid employee at a location listed in Schedule A is not a Qualified Employee prior to the effective date shown in Schedule A for the particular location.

(3)                                  Hourly paid employees of a Participating Employer who are employed in an office clerical or supervisory position, but only for service after December 31, 1999.  (Prior to 2000, such employees participated in the Bemis Hourly Retirement Plan).

(4)                                  Hourly paid non-bargaining unit employees of a Participating Employer at bargaining unit locations, but only for service after December 31, 1999.

(b)                                       Except as to employees of the Company, an employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

(c)                                        A non-resident alien while not receiving earned income (within the meaning of Code § 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3)) is not a Qualified Employee.

(d)                                       Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative he or she shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(e)                                        An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from Termination of Employment, provided he or she is a Qualified Employee at the commencement of such period of absence.

(f)                                          A salaried, office clerical, or supervisory employee is not a Qualified Employee during any period of employment prior to January 1, 1997 at a location listed in this subsection.  However, this exclusion does not apply to service at these locations on or after January 1, 1997.  Also, this exclusion does not apply in cases where the Plan as in effect prior to 1997 recognized service at one of these locations as Credited Service because the individual transferred to the location after attaining age 35.

(1)           Milprint Longview (formerly Paramount Texas).

(2)           Milprint Oshkosh North (formerly Banner Packaging).

(3)           Curwood - Fremont.

(4)           Hazleton.

(5)           MACtac Scranton.

(6)           Milprint Corporate - Oshkosh.

(7)           Milprint Denmark.

(8)           Milprint Lancaster.

(9)           Milprint Lebanon.

(10)         Perfecseal Philadelphia.

(g)                                 The Plan as in effect prior to January 1, 1997 excluded employees at the following locations.  Effective as of January 1, 1997, employees at these locations are no longer excluded.  Service prior to January 1, 1997 is recognized as provided:

(1)                                  Non-exempt employees at the Nellis, Nevada plant of Morgan Adhesives, Inc. are Qualified Employees from the date of hire.

(2)                                  Salaried employees at Perfecseal Oshkosh (formerly Cur-Med) are Qualified Employees from the date of hire or date of acquisition by the Company, if later.

(h)                                 An employee is not a Qualified Employee during any period of employment prior to January 1, 1998 at Milprint Shelbyville (formerly Paramount Tennessee).  This exclusion does not apply to service at this location on or after January 1, 1998.

(i)                                     An employee is not a Qualified Employee during any period of employment at one of the following locations:

(1)           Enterprise Software, Inc.

(2)           Paramount Chalfont.

(j)                                     An employee whose permanent assignment is outside the United States is not a Qualified Employee during a period when he or she is on temporary assignment within the United States.

Sec. 2.38  Qualified Military Service.  “Qualified Military Service” is defined in Sec. 8.17.

Sec. 2.39  Recognized Break In Service.   “Recognized Break In Service” is defined in Sec. 3.3.

Sec. 2.40  Service Ratio. “Service Ratio” is defined in Sec. 4.6.

Sec. 2.41  Termination of Employment. “Termination of Employment” is defined in Sec. 3.2.

Sec. 2.42  USERRA.  “USERRA” is defined in Sec. 8.17, which outlines certain special benefit provisions applicable to employees returning following Qualified Military Service.

Sec. 2.43  Vested Termination. “Vested Termination” is defined in Sec. 4.4.

Sec. 2.44  Year of Eligibility Service. “Year of Eligibility Service” is defined in Sec. 3.7.

ARTICLE III

SERVICE PROVISIONS

Sec. 3.1  Employment Commencement Date.  “Employment Commencement Date” means the date on which a person first becomes an employee of a Participating Employer (whether before or after the Participating Employer becomes such) or an Affiliate.

Sec. 3.2  Termination of Employment.  The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur on the date of resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of his or her employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that “Termination of Employment” shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates.

Sec. 3.3  Recognized Break In Service.  A “Recognized Break in Service” is a period of at least 12 consecutive months duration which begins on the day on which an individual’s Termination of Employment occurs.  A Recognized Break In Service ends, if ever, on the day on which the individual again becomes an employee of a Participating Employer, an Affiliate or a Predecessor Employer.

(a)                                  If an individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.

(b)                                 For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such a child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 3.4  Elapsed Time.  A Participant’s “Elapsed Time” is equal to the aggregate time elapsed between his or her Employment Commencement Date and his or her most recent Termination of Employment or any other date as of which a determination of Elapsed Time is to be made, expressed in years and days, reduced as follows:

(a)                                  All Recognized Breaks In Service shall be subtracted. Any periods that would have been included in a Recognized Break In Service if Sec. 3.3(a) did not apply shall also be subtracted.

(b)                                 With respect to employers participating in the Plan on December 31, 1969, service rendered by an employee prior to the date his or her employer adopted the

Plan shall be recognized as Elapsed Time only to the extent service with the employer was recognized as continuous service under the Plan as in effect on December 31, 1969; provided, however, that service with Jaite Paper Bag Company; Claremont Paper Mills, Inc.; W. T. Winn Company; Cello-Vision Corporation; Clear Bag-Winnpak, Inc.; and Mountain Paper Products Corporation shall be included in Elapsed Time.

(c)                                  Except as otherwise specifically provided herein, service with an employer prior to the date it becomes a Participating Employer or Affiliate shall not be included in an employee’s Elapsed Time.  However, if a Participant was an employee of any entity listed in this subsection immediately prior to the acquisition of that entity or some or all of its assets by the Company or an Affiliate, the Participant’s Elapsed Time for purposes of determining vesting under the Plan and for purposes of determining eligibility for an Early Retirement benefit, Disability Retirement benefit, or Qualified Preretirement Survivor Annuity shall include continuous service beginning on the Participant’s last date of hire prior to such acquisition date.  However, the pre-acquisition service is not recognized as Credited Service. Preacquisition service at locations acquired before 1981 is recognized to the extent provided in Sec. 3.4(c) of the Plan as in effect on January 1, 1994.

(1)                                  Milprint, Inc., acquired September 28, 1990.

(2)                                  Princeton Packaging Co., from which the Hazelton, PA location was acquired on February 4, 1993.

(3)                                  Fitchburg Coated Products, a division of Technographics, Inc., from which the MACtac Scranton OH location was acquired on January 3, 1994.

(4)                                  Hargro Health Care Packaging, from which the Perfeseal Oshkosh WI location was acquired January 20, 1994.

(5)                                  Banner Packaging, Inc., from which the Milprint Oshkosh WI North location was acquired October 5, 1995 and the predecessor corporation which operated that location before acquisition by Bemis.

(6)                                  Paper Manufacturers Company (PMCO), from which the Perfecseal operations of the Company were acquired April 29, 1996.

(7)                                  Paramount Packaging Corporation, from which the Milprint Shelbyville TN and Milprint Longview TX locations were acquired January 1, 1997.

(8)                                  MACtac Electronic Printing Products, Inc. and its predecessor, Gum Products of America, acquired March 17, 1997.

(9)                                  Viskase Companies, Inc., from which the Curwood Shrink Packaging locations of Centerville, Iowa and Pauls Valley, Oklahoma were acquired September 1, 2000.

(10)                            Arrow Industries, from which certain operations and assets were acquired in 2000.

(11)                            Kanzaki Specialty Papers, Inc., from which certain operations and assets were acquired in 2000.

(12)                            Weskote, Inc., from which certain assets were leased and employees hired and from which the MACtac Los Angeles location was acquired February 7, 2001.

(13)                            Duralam, Inc., from which Curwood Appleton and Curwood Neenah were acquired September 8, 2001.

(14)                            E. I. Dupont De Nemours & Company, from which certain operations and assets were acquired and from which the Bemis Clysar location was acquired July 31, 2002.

(d)                                 If an employee has a Termination of Employment and is later rehired by a Participating Employer or Affiliate, his or her Elapsed Time prior to said Termination of Employment shall not be disregarded by reason of said Termination of Employment.

(e)                                  Elapsed Time includes service in Brazil as an employee of ITAP/BEMIS, Ltda.

(f)                                    Solely for purposes of determining whether a Participant’s attained age and Elapsed Time totals 65 or more so that the individual satisfies the requirements of Sec. 6.16(b), an individual placed on leave of absence due to closing of the locations listed in Sec. 6.16(a) will be credited with Elapsed Time for the period of said leave of absence.  Such additional Elapsed Time will not be recognized as Credited Service.

Sec. 3.5  Credited Service.  A Participant’s “Credited Service” shall be equal to his or her Elapsed Time, subject to the following:

(a)                                  Credited Service does not include service when the employee was not a Qualified Employee, except as follows:

(1)                                  An employee who was a Qualified Employee on January 1, 1976 shall be deemed to be a Qualified Employee during periods of service prior to said date during which he or she would have been a Qualified Employee but for the fact he or she was neither compensated in whole or in part on a regular stated salary basis nor employed in an office clerical position.

Credited Service for the period prior to January 1, 1976 shall be adjusted to reflect such additional service as a Qualified Employee.

(2)                                  If a former employee was not an employee of a Participating Employer or Affiliate on January 1, 1976 but subsequently was re-employed and became a Qualified Employee upon re-employment, he or she shall be deemed to be a Qualified Employee during periods of service prior to January 1, 1976 during which he or she would have been a Qualified Employee but for the fact he or she was neither compensated in whole or in part on a regular stated salary basis nor employed in an office clerical position; provided, however, that he or she shall not be deemed to be a Qualified Employee for any such additional period with respect to which he or she is eligible to receive a vested benefit pursuant to any other pension plan that meets the requirements of Code § 401(a).  Credited Service for the period prior to January 1, 1976 shall be adjusted to reflect such additional service as a Qualified Employee.

(3)                                  Except as provided in the following sentence, service in Canada as an employee of a Participating Employer or Affiliate is not recognized as Credited Service.  However, if an employee of MACtac-Canada Limited transferred to a position as a Qualified Employee in the United States, and the transfer occurred on or after January 1, 1994 and on or before July 1, 1996, the service in Canada will be included in Credited Service, subject to the limitations in (b) and (e).

(4)                                  If a Participant is a Qualified Employee on December 31, 1986 and during the period January 1, 1976 through December 31, 1986 he or she transferred from an hourly paid position with Lustour Corporation or with Lustour’s MacKay Engraving operation to a position as a Qualified Employee of Lustour or MacKay, his or her Credited Service shall include service as an hourly paid employee of Lustour or MacKay from the later of (i) the date the Company acquired Lustour (which was on or about August 1, 1968) or (ii) the individual’s last Employment Commencement Date preceding the date of transfer. However, said additional Credited Service is subject to the limitations in subsections (b) and (e).

(5)                                  If an employee was an Active Participant on April 30, 1997, his or her Credited Service will include Elapsed Time as an employee of Master Palletizer Systems, Inc. on or after June 18, 1985.

(6)                                  If a Participant transfers from a position as a Qualified Employee in the United States to a position in Brazil as an employee of ITAP/BEMIS Ltda., later returns to a position as a Qualified Employee in the United States, and remains a Qualified Employee for at least 12 months after the transfer back to the United States, his or her service in Brazil will be recognized as Credited Service.  Except as provided in the preceding sentence, service as an employee of ITAP/Bemis Ltda. is not Credited Service.

(b)                                 A Participant whose Termination of Employment occurs on or before June 30, 1999, will not accrue Credited Service for a Plan Year prior to 1985 if he or she did not attain age 25 on or before the last day of the Plan Year.  The foregoing exclusion is not applicable in any case where the Participant’s Termination of Employment occurs on or after July 1, 1999.

(c)                                  Service with an employer prior to the date it becomes a Participating Employer is not included in Credited Service, except as follows:

(1)                                  Such service prior to January 1, 1976 shall be included in Credited Service to the extent provided in the Plan as in effect on December 31, 1975.

(2)                                  Such service shall be included in Credited Service to the extent provided in any applicable appendix to the Plan.

(3)                                  In the case of any Participant who was an employee of Arnoldware-Rogers, Inc., a Vermont corporation, immediately prior to the acquisition of said corporation by the Company in 1980 and who was a Qualified Employee on January 1, 1987, Credited Service shall include continuous service beginning on his or her last date of hire prior to said acquisition date and ending on said acquisition date.  However, said additional Credited Service shall be limited to service as a salaried, office clerical, or supervisory employee, and is subject to the limitations in subsection (b).

(4)                                  If a Participant is a Qualified Employee on October 31, 1996, and had service as a salaried, office clerical, or supervisory employee of Sackner Products, Inc. (“Sackner”) on or after June 30, 1966 (the date the Company acquired Sackner) and prior to January 1, 1982 (the date Sackner became a Participating Employer), his or her Credited Service shall include such service, subject to subsection (b), which excludes certain service before the Plan Year the Participant attains age 25.

(d)                                 If a leave of absence or layoff continues for longer than 365 calendar days, the period of such leave of absence or layoff in excess of 365 calendar days shall not be counted as Credited Service.

(e)                                  If a Participant withdrew employee contributions or received a single sum distribution in lieu of a monthly pension, his or her Credited Service will be disregarded if so provided in the Plan provision pursuant to which the withdrawal or distribution occurred.

(f)                                    For Group B Participants, Credited Service excludes any service after December 31, 2005.

(g)                                 If a Group A Participant has a Termination of Employment after December 31, 2005 and is later rehired by a Participating Employer, no additional Credited Service will accrue during the period of reemployment.

(h)                                 If a Group A Participant permanently transfers to a position outside the U.S. with the Company or an Affiliate and later returns to a position as a Qualified Employee in the U.S., his or her services as a Qualified Employee following return to the U.S. will be included in his or her Credited Service.

Sec. 3.6  Eligibility Computation Period.  An employee’s first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date.  His or her second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period.  Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break in Service is an Eligibility Computation Period. If subsequent to a 1-Year Break in Service the employee had another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the first Employment Commencement Date.  “1-Year Break in Service” means a Plan Year in which (i) the employee has no Hours of Service and (ii) an employer-employee relationship with a Participating Employer, Affiliate or Predecessor Employer is not in effect at any time.  The 1-Year Break in Service shall be recognized as such on the last day of such Plan Year.

(a)                                  Notwithstanding the provisions of Sec. 3.8, for purposes of determining whether a 1-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours.  The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break in Service in the Plan Year or, in all other cases, in the following Plan Year.

(b)                                 For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 3.7  Year of Eligibility Service.  A “Year of Eligibility Service” means an Eligibility Computation Period in which an employee completes 1000 or more Hours of Service.  If an employee has a Termination of Employment and is later rehired by a Participating Employer or Affiliate, Years of Eligibility Service prior to said Termination of Employment shall not be disregarded by reason of said Termination of Employment.  If a period of preacquisition service at a location is recognized as Elapsed Time for vesting under Sec. 3.4, Hours of Service during that period will also be recognized for purposes of determining Years of Eligibility Service.

Sec. 3.8  Hour of Service.  An “Hour of Service” or “Hours of Service” are determined according to the following subsections with respect to each applicable computation period:

(a)                                  Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such) and Affiliates and are aggregated for service with all such employers.

(b)                                 For any portion of a computation period during which an individual is within a classification for which a record of hours for the performance duties is maintained, Hours of Service shall be credited as follows:

(1)                                  Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

(2)                                  Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service, subject to the following:

(A)                              An hour for which the employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws.

(B)                                Hours of Service shall not be credited for a payment which solely reimburses the individual for medical or medically related expenses.

(C)                                For purposes of this paragraph a payment shall be deemed to be made by or due from an employer regardless of whether such payment is made by or due from the employer directly, or indirectly through, among others, a trust fund or insurer to which the employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(3)                                  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth in that paragraph.  Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(4)                                  Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)                                  The Company may use any record to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)                                  For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, he or she shall be credited with 190 Hours of Service for each month for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

(d)                                 If an employee becomes eligible to receive benefits under a sickness and accident program sponsored by his or her employer, his or her Hours of Service, when aggregated with the Hours of Service to which he or she is entitled with respect to said period of absence pursuant to the foregoing provisions of this section, shall be equal to 190 Hours of Service for each month for which sickness and accident benefits are paid.

(e)                                  Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA.  The nature and extent of such credit shall be determined under such other law.

(f)                                    In no event shall duplicate credit as an Hour of Service be given for the same hour.

Sec. 3.9  Service Rules at Columbus, Indiana Facility.  Certain individuals working at Morgan Adhesives Company’s Columbus, Indiana facility will be employed initially by a temporary staffing agency and will become employees of Morgan Adhesives Company after completing approximately 480 hours or 90 days of service with the agency.  In such cases, the individual’s service with the agency at Morgan’s Columbus facility will be recognized under this Plan for purposes of determining Years of Eligibility Service, Elapsed Time and Credited Service.

Sec. 3.10  Bemis Elapsed Time.   “Bemis Elapsed Time” means a Participant’s whole and fractional years of Elapsed Time through December 31, 2005 determined under Sec. 3.4 but disregarding the pre-acquisition service referred to in Sec. 3.4(c).  That is to say, Bemis Elapsed Time is limited to service with the Company, Affiliates of the Company (but only during the period while the Affiliate is under Common Control with the Company), and with ITAP/Bemis Ltda. Service after 2005 is not included in Bemis Elapsed Time.

ARTICLE IV

BENEFIT DEFINITIONS

Sec. 4.1  Normal Retirement.  “Normal Retirement” means Termination of Employment of a Participant (except termination by his or her death) occurring on or after the date he or she attains Normal Retirement Age.

Sec. 4.2  Early Retirement.  “Early Retirement” means any Termination of Employment of a Participant (except termination by his or her death) (i) after he or she has both attained age 55 and completed 10 years of Elapsed Time and (ii) before he or she attains Normal Retirement Age.

Sec. 4.3  Disability Retirement.  If the Company determines upon the basis of competent medical advice that a Participant’s Termination of Employment occurred because he or she is permanently disabled by bodily injury or disease while employed by a Participating Employer, and if at the time of such Termination of Employment the Participant has attained age 50 and completed 10 years of Elapsed Time, such Termination of Employment shall be considered to be a “Disability Retirement.”

Sec. 4.4  Vested Termination.  “Vested Termination” means any Termination of Employment of a Participant (except termination by his or her death) that occurs after he or she completes five years of Elapsed Time and that is not defined herein as a form of retirement.  However, each Participant employed at the Hayssen Duncan, Bemis Packaging Machinery (BPMC) or Accraply location who has a Termination of Employment on or about May 5, 1997 due to sale of said locations is eligible for Vested Termination even if he or she had fewer than five years of Elapsed Time.

Sec. 4.5  Accrued Monthly Pension. A Participant’s “Accrued Monthly Pension” is the amount in (a) or (b), whichever is applicable, but not less than any minimum amount for which the Participant is eligible under (c), (d), (e), or (f):

(a)                                  A Group A Participant’s Accrued Monthly Pension is the amount in (1) or (2), whichever is applicable:

(1)                                  If the Group A Participant’s Termination of Employment occurs before he or she has both attained age 55 and completed 10 or more years of Elapsed Time, the Accrued Monthly Pension is the product of (A), (B) and (C):

(A)                              50% of the Participant’s Final Average Earnings minus 50% of his or her Primary Social Security Benefit.

(B)           The amount in (i) divided by the amount in (ii):

(i)                                     The Participant’s actual years of Credited Service as of the date of his or her most recent Termination of Employment plus the deemed additional years of Credited Service the Participant would have completed if the period from the most recent Termination of Employment to his or her Normal Retirement Date was Credited Service.  However, the sum of the actual and deemed years in the preceding sentence may not exceed 30 years.

(ii)                                  30 years.

(C)                                The Participant’s Service Ratio.

(2)                                  If the Group A Participant’s Termination of Employment occurs after he or she has both attained age 55 and completed 10 or more years of Elapsed Time, the Accrued Monthly Pension is the product of (A) and (B):

(A)                              50% of the Participant’s Final Average Earnings minus 50% of his or her Primary Social Security Benefit.

(B)                                The Participant’s actual years of Credited Service determined as of the date of his or her Termination of Employment (but not more than 30 years), divided by 30.

(b)                                 A Group B Participant’s Accrued Monthly Pension is the amount in (1) or (2), whichever is applicable:

(1)                                  If the Group B Participant’s Termination of Employment occurs before he or she has both attained age 55 and completed 10 or more years of Elapsed Time, the Accrued Monthly Pension is the product of (A) and (B):

(A)                              50% of the Participant’s Final Average Earnings minus 50% of his or her Primary Social Security Benefit.

(B)                                The Participant’s years of Credited Service through December 31, 2005, divided by the amount in (i) or (ii), whichever is greater.

(i)            30 years

(ii)                                  The Participant’s years of Credited Service through December 31, 2005 plus 1/12 of a year for each month during the period beginning on January 1, 2006 and ending on his or her Normal Retirement Date.

(2)                                  If Group B Participant’s Termination of Employment occurs after he or she has both attained age 55 and completed 10 or more years of Elapsed Time, the Accrued Monthly Pension is the product of (A) and (B):

(A)                              50% of the Participant’s Final Average Earnings minus 50% of his or her Primary Social Security Benefit.

(B)                                The Participant’s years of Credited Service through December 31, 2005 (but not more than 30 years), divided by 30.

(c)                                  A Participant’s Accrued Monthly Pension shall not be less than $75, provided he or she has completed at least one year of Credited Service.  However, in any case where an Appendix to the Plan provides that a Participant’s Accrued Monthly Pension includes amounts earned under a prior plan, said $75 minimum applies to the Participant’s total combined benefit under the Appendix and this section.  (However, the $75 minimum does not apply in cases where an individual’s benefit is computed solely by reference to the prior plan and the individual did not have at least one year of Credited Service recognized under this Plan.)

(d)                                 If a Participant is listed in Appendix E, his or her Accrued Monthly Pension shall not be less than the amount shown in said Appendix multiplied by his or her years of Credited Service through December 31, 2005, but not more than 30 years.  For purposes of this subsection, Credited Service after 2005 shall be disregarded.

(e)                                  A Participant’s Accrued Monthly Pension shall not be less than $6 multiplied by his or her years of Credited Service through February 29, 2000, disregarding (i) any Credited Service in excess of 30 years and (ii) any Credited Service after February 29, 2000.

(f)                                    In no event shall a Participant’s Accrued Monthly Pension as of any January 1 be less than his or her Accrued Monthly Pension as of the preceding January 1.

Sec. 4.6  Service Ratio.  A Participant’s “Service Ratio” is the amount in (a) divided by the amount in (b):

(a)                                  The Participant’s actual years of Credited Service.

(b)                                 The Participant’s actual years of Credited Service plus the additional years of Credited Service he or she would have had if the period from his or her most recent Termination of Employment to his or her Normal Retirement Date was Credited Service.

The number of years in (a) and (b) shall exclude any period prior to the individual’s most recent Termination of Employment which was not recognized in Credited Service (e.g., breaks in service occurring before the individual’s most recent Termination of Employment or periods while the individual was in a job category not covered by the Plan).

Sec. 4.7  Monthly Earnings.  The “Monthly Earnings” of an employee whose Termination of Employment occurs on or after January 1, 1997 shall be determined as follows:

(a)                                  If an employee is paid on a salaried or commission basis on the earliest date in a Plan Year on which he is a Qualified Employee, Monthly Earnings for said Plan Year is equal to the greater of:

(1)                                  An amount equal to his or her regular monthly salary as in effect on January 1 of said Plan Year plus, where applicable, an amount equal to the total commissions paid to him or her during the preceding Plan Year divided by 12.  In any case where an employee was not a Qualified Employee on January 1 of a Plan Year, but transferred to a position as a Qualified Employee on a later date in said Plan Year, Monthly Earnings for said Plan Year shall be determined according to the preceding sentence except that said amount shall be based on salary in effect immediately following said transfer.  Said amount shall not exceed one-twelfth the annual limit under Code § 401(a)(17) in effect on said January 1.  For example, Monthly Earnings determined under this paragraph on the basis of a Participant’s January 1, 2009 or 2010 salary rate may not exceed $20,416.67, reflecting the 2009 and 2010 Code § 401(a)(17) limit.

(2)                                  One-twelfth of the sum of the following amounts:

(A)      The total compensation (other than the annual, non-discretionary bonus under the Bemis Performance Incentive Plan (BPIP)) paid to the employee during the preceding Plan Year.

(B)        The annual, non-discretionary bonus, if any, the employee earned during the preceding Plan Year under the BPIP.  Such bonuses will be recognized for the Plan Year in which earned, even if the bonus is actually paid after the close of that Plan Year or payment is deferred to a later date.

However, if the employee was never a Qualified Employee at any time during the preceding Plan Year, this paragraph (2) shall not be applicable and Monthly Earnings shall be determined pursuant to paragraph (1).  Said sum shall not exceed the limit under Code § 401(a)(17) for the preceding Plan Year. For example, Monthly Earnings determined under this paragraph for 2009 on the basis of 2008 total compensation and earned bonus may not exceed $19.166.66, which is one-twelfth of the 2008 Code § 401(a)(17) limit.

(b)                                 If an employee is hourly paid on the earliest date in a Plan Year on which he or she is a Qualified Employee, Monthly Earnings for said Plan Year is equal to the greater of:

(1)                                  173 1/3 multiplied by the employee’s base hourly pay rate as in effect on January 1 of said Plan Year (or on the earliest date he or she is a Qualified Employee, if later).  Said amount shall not exceed one-twelfth of the annual limit in effect under Code § 401(a)(17) on said January 1.

(2)                                  One-twelfth of the employee’s total compensation during the preceding Plan Year.  However, if the employee was never a Qualified Employee at any time during the preceding Plan Year, this paragraph (2) shall not be applicable and Monthly Earnings shall be determined pursuant to paragraph (1).  Monthly Earnings determined under this paragraph shall not exceed one twelfth of the limit under Code § 401(a)(17) for the preceding Plan Year.

(c)           Notwithstanding the foregoing:

(1)                                  No Monthly Earnings shall be determined for an employee for a Plan Year unless he or she was a Qualified Employee during part or all of that Plan Year.  However, if a Participant who was age 34 or younger transferred on or after September 28, 1990, and before January 1, 1997, from a position as a Qualified Employee to a position in which the individual was a salaried, office clerical, or supervisory employee at a location listed in Sec. 2.37(f) or at an Affiliate which is not a Participating Employer, Monthly Earnings will continue to be determined for each Plan Year during all or any part of which the individual was a salaried, office clerical, or supervisory employee. The preceding sentence does not apply if the individual is not a Qualified Employee due to application of Sec. 2.37(c) (relating to non-resident aliens) or Sec. 2.37(d) (relating to bargaining unit employees), or during any period while the individual’s principal place of employment is outside the United States.

(2)                                  Allowances or reimbursements for expenses, payments or contributions to or for the benefit of the employee under any profit sharing, insurance, workers’ compensation or other employee benefit plan, income derived from receipt or exercise of stock options, phantom stock awards, or benefits in the form of property or the use of property shall not be included in computing Monthly Earnings.

(3)                                  An employee’s Monthly Earnings for any Plan Year before 1992 will be determined pursuant to the Plan as in effect prior to the amendment effective January 1, 1997.

(4)                                  If an employee elects to defer salary or bonus pursuant to a non-qualified deferred compensation plan, Monthly Earnings will be determined without regard to said deferral.  For example, monthly salary under (a)(1) is the monthly salary rate in effect before any voluntary deferral. Similarly, the annual bonus under (a)(2)(B) is the amount earned without regard to any election to defer receipt.  When the deferred compensation later is paid to the employee, it will not be included in Monthly Earnings at the time of payment.

(d)           Monthly Earnings is the gross amount, before any reduction pursuant to Code §§ 125, 132(f)(4), or 401(k).

(e)                                  Notwithstanding any other provision of this section to the contrary, if a Participant’s service in Brazil with ITAP/BEMIS, Ltda. is recognized as Credited Service pursuant to Sec. 3.5(a)(6), Monthly Earnings for each Plan Year beginning after his or her transfer to Brazil and ending before his or her return to the United States shall be equal to the average of his or her last Monthly Earnings rate before the transfer and first Monthly Earnings rate after the return.

(f)                                    Monthly Earnings shall be determined for periods while an individual was a salaried employee of a Participating Employer or Affiliate in Canada.  Said determination will be made in accordance with this section, but Monthly Earnings expressed in Canadian dollars as of any January 1 will be converted to U.S. dollars using the rate of exchange on the last business day of the preceding December as reported in the Exchange Rate Table as published in the Wall Street Journal.

(g)                                 The Code § 401(a)(17) limit referred to in (a) and (b) is $200,000 for 2002 and all prior Plan Years, and is subject to a cost of living adjustment for Plan Years after 2002.  The limit for 2009 is $245,000.

(h)                                 If a Group A or Group B Participant formerly employed by the Company or its Affiliates is rehired by the Company or an Affiliate on or after January 1, 2006, amounts paid during the period of reemployment will be disregarded for purposes of determining his or her Monthly Earnings.

(i)                                     If a Group A or Group B Participant permanently transfers to a position outside the U.S. with the Company or an Affiliate and later returns to a position as a Qualified Employee in the U.S., Monthly Earnings shall be determined for each Plan Year he or she is a Qualified Employee following his or her return to the U.S.

Sec. 4.8  Final Average Earnings.   A Participant’s “Final Average Earnings” is the highest average Monthly Earnings for any five consecutive years out of the last 15 years for which Monthly Earnings was determined under Sec. 4.7, or the average for all such years if five or less.   Years for which no Monthly Earnings was determined are disregarded in determining this average, and the years used to determine the average may be interspersed with the years for which there was no Monthly Earnings.  For example, if a Participant had Monthly Earnings for 1975 through 1988, had no Monthly Earnings for 1989 through 2002, and resumed having Monthly Earnings for 2003 through 2005, the most recent 15 year period used in this section would be 1977 through 1988 and 2003 through 2005, and the five highest consecutive years would be 1987, 1988, 2003, 2004 and 2005 if they produced the highest average. Because the years with no Monthly Earnings are totally disregarded, in this example, 1988 and 2003 are treated as consecutive with each other.

Sec. 4.9  Primary Social Security Benefit.  “Primary Social Security Benefit” for purposes of the Plan is an amount estimated by the Company as of the date of an employee’s Termination of Employment to be the Social Security Act primary monthly old-age insurance benefit to which such employee is entitled on the basis of his or her employment record, with benefit payments commencing for the month in which he or she attains Normal Retirement Age or in which his or her Termination of Employment occurs, if later.  In making such estimate, recognition shall be given to any adjustment in the benefit that is retroactive to the month in which he or she attains Normal Retirement Age or the month in which his or her Termination of Employment occurs, if later.  Such estimate shall be made as follows:

(a)           The employee’s compensation while employed by the Company shall be determined on either or a combination of the following bases:

(1)           On the basis of the employee’s actual wage history as set forth in the Company’s books and records, except that the employee may elect to supply the Company with actual wage history as provided in subsection (d).

(2)           On the basis of an estimate of compensation while employed by the Company, subject to the following:

(A)          The employee has the right to elect to supply the Company with his or her actual wage history as provided in subsection (d).

(B)           If the employee does not elect to supply the Company with actual wage history, the estimate is consistent with subsection (c).

(b)           The employee’s wage history prior to his or her Employment Commencement Date shall be determined as follows:

(1)           The employee has the right to elect to supply the Company with his or her actual wage history as provided in subsection (d).

(2)           If the employee does not elect to supply the Company with his or her actual wage history, an estimate of wage history prior to his or her Employment Commencement Date shall be made in a manner consistent with subsection (c).

(c)           If an employee does not elect to supply the Company with actual wage history, any estimate of wage history prior to his or her Termination of Employment or Employment Commencement Date shall be made by applying a salary scale, projected backwards, to the employee’s annual rate of compensation as in effect immediately after the period for which the estimate is being made.  Said scale is the actual percentage change in average wages from year to year as determined by the Social Security Administration.

(d)           If the employee so elects, in lieu of the Company estimating his or her wage history as provided in (c), he or she may direct the Company to estimate the Primary Social Security Benefit on the basis of the employee’s actual wage history as furnished by the Social Security Administration or such other source as the Company deems to be reliable. The employee must, however, supply the Company with satisfactory documentation of the actual wage history within a reasonable period of time following the later of his or her Termination of Employment and the date the Company notifies him or her of the benefit, if any, that he or she is entitled to receive under the Plan.

(e)           Estimates under this section shall be based on the assumption that the Social Security Act as in effect on the December 31 immediately preceding the employee’s Termination of Employment will remain unchanged thereafter.

(f)            Estimates under this section shall be based on the assumption that after the December 31 immediately preceding the employee’s Termination of Employment, there will be no benefit or wage base changes under the Social Security Act resulting from changes in the cost of living.

(g)           Estimates under this section shall be based on the assumption that the employee will be in covered employment under the Social Security Act until attainment of Normal Retirement Age and will continue to receive compensation that would be treated as wages for purposes of the Social Security Act at the same annual rate as he or she received such compensation for the Plan Year ending on the December 31 coincident with or immediately preceding Termination of Employment.

(h)           Estimates under this section shall be based on the assumption that the employee will make timely application to receive a Social Security Act primary monthly old-age insurance benefit with payments commencing for the month in which he or she attains Normal Retirement Age, or the month in which Termination of Employment occurs, if later, and will not be disqualified from receiving said payments by employment, self-employment, or in any other way.

Sec. 4.10  “Actuarial Equivalent”, “Actuarial Value”, “Present Value”.  Each “Actuarial Equivalent”, “Actuarial Value”, or “Present Value” shall be determined as follows:

(a)           For determinations involving benefits payable pursuant to the sections listed below, the amount of such benefit shall equal the Participant’s Accrued Monthly Pension multiplied by the appropriate factor as set forth in the following table:

Form of Benefit	Factor

Sec. 7.2 (Qualified Joint and Survivor Annuity) and Sec. 7.4 (Joint and ½ Survivor Annuity)

90% increased by 3/4 of 1% for each year that the Participant’s spouse or designated joint annuitant is older than the Participant and decreased by 3/4 of 1% for each year that the Participant’s spouse or designated joint annuitant is younger than the Participant; provided, however, that such factor shall never exceed 100%.

Sec. 7.4 (Joint and 3/4 Survivor Annuity)

85% increased by 88/100 of 1% for each year that the Participant’s designated joint annuitant is older than the Participant and decreased by 88/100 of 1% for each year that the Participant’s designated joint annuitant is younger than the Participant; provided, however, that such factor shall never exceed 100%.

Sec. 7.4 (Joint and Full Survivor Annuity)

80% increased by 1% for each year that the Participant’s designated joint annuitant is older than the Participant and decreased by 1% for each year that the Participant’s designated joint annuitant is younger than the Participant; provided, however, that such factor shall never exceed 100%.

Sec. 7.4 (Life and 10 Years Certain)	91%

For the purposes of the above table, the difference in age between the Participant and the Participant’s spouse or designated joint annuitant, as the case may be, shall be measured in whole years, and partial years shall be disregarded.

(b)           For determinations pursuant to Sec. 8.12, the “Actuarial Equivalent” factors are as specified in that section.

(c)           Effective as of January 1, 2008, for determinations of lump sum payment of benefits which would otherwise be payable as monthly annuities, each Actuarial

Equivalent shall be determined on the basis of the following actuarial assumptions:

(1)           The interest rate used to calculate any lump sum paid during a Plan Year will be the annual interest rate prescribed under Code §417(e)(3) as amended by the Pension Protection Act of 2006 for October of the Plan Year preceding the Plan Year in which the payment is made.

(2)           The mortality table used for such calculations is the “applicable mortality table” for the calendar year in which the distribution is made as prescribed under Code §417(e)(3)(B) as amended by the Pension Protection Act of 2006.

Said assumptions shall also be used (i) for purposes of Sec. 8.6 in determining the present value of accrued benefits which are to be paid under a qualified domestic relations order, (ii) for purposes of the adjustment in Sec. 7.3 of Appendix A if a Hayssen Plan Participant withdraws his or her Prior Service Benefit, (iii) for purposes of determining whether the Plan is “top heavy” under Sec. 14.2, and (iv) for all purposes for which Actuarial Equivalents must be determined under the plan except as specifically provided elsewhere in the Plan.

(d)           Each determination involving an Actuarial Equivalent shall be made in accordance with any applicable regulation promulgated by the Secretary of Labor or the Secretary of the Treasury.

ARTICLE V

PLAN PARTICIPATION

Sec. 5.1  Eligibility for Participation.  No employee shall become a Participant after December 31, 2005.  Prior to January 1, 2006, an employee of a Participating Employer became a Participant in the Plan on the earliest date, on or after the date the Plan became effective with respect to his or her Participating Employer, on which he or she both (i) was a Qualified Employee and (ii) had completed one Year of Eligibility Service.  Because employees with Employment Commencement Dates during 2005 will not complete a year of Eligibility Service before January 1, 2006, such individuals are not eligible to become Participants.

Sec. 5.2  Duration of Participation.  A Participant shall continue to be such until the later of:

(a)           His or her Termination of Employment.

(b)           The date all benefits, if any, to which he or she is entitled hereunder have been distributed from the Fund.

Sec. 5.3  No Guarantee of Employment.  Participation in the Plan does not constitute a guarantee or contract of employment with the employee’s Participant Employer.  Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with the Participating Employer.

ARTICLE VI

PENSION BENEFITS

Sec. 6.1  Pension on Normal Retirement.  On Normal Retirement a Participant shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following the Normal Retirement (if he or she is living on said first day of the month) and the last payment to be made as of the first day of the month in which his or her death occurs, in a monthly amount equal to his or her Accrued Monthly Pension.  The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

Sec. 6.2  Pension on Early Retirement.  On Early Retirement, a Participant shall be entitled to a pension payable monthly for life, the first payment to be made on the first day of the month following his or her Normal Retirement Date (if he or she is living on said first day of the month) and the last payment to be made as of the first day of the month in which his or her death occurs, in a monthly amount equal to his or her Accrued Monthly Pension. However, he or she may elect a monthly pension which is in lieu of the aforesaid pension, the first payment to be made as of the first day of any month he or she elects which is after the Early Retirement and prior to his or her Normal Retirement Date (if he or she is living on the commencement date so elected) and the last payment to be made as of the first day of the month in which his or her death occurs, in a monthly amount equal to his or her Accrued Monthly Pension, reduced by 5/12 of 1% for each of the first 60 months and by 1/3 of 1% for each additional month by which the pension commencement date precedes his or her Normal Retirement Date.

The election shall be made by requesting the appropriate form from the Company and completing, signing and filing the form with the Company before the commencement date elected.  The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII and VIII.

Sec. 6.3  Pension on Disability Retirement.  On Disability Retirement, a Participant shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following his or her Termination of Employment, if the Participant is then living, and the last as of the first day of the month in which his or her death occurs. The monthly amount of said pension shall be determined as follows:

(a)           If the Participant has attained age 55 when the Disability Retirement occurs, the monthly amount of the Disability Retirement pension shall be determined in the same manner as an Early Retirement pension under Sec. 6.2.

(b)           If the Participant’s Disability Retirement occurs prior to the date he or she attains age 55, the monthly pension amount shall be his or her Accrued Monthly Pension, reduced by 5/9 of 1% for each of the first 60 months and 5/18 of 1% for each additional month by which the commencement date precedes his or her Normal Retirement Date.

The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

Sec. 6.4  Pension on Vested Termination.  On a Vested Termination, a Participant shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month next following his or her Normal Retirement Date, if he or she is then living, and the last as of the first day of the month in which his or her death occurs. The monthly amount of said pension shall equal the Participant’s Accrued Monthly Pension.  However, if the Participant has completed 10 years of Elapsed Time, he or she may elect to receive a monthly pension which is in lieu of the aforesaid pension, the first payment to be made as of the first day of any month after the month in which the Participant attains age 55 but not later than the first day of the month after his or her Normal Retirement Date (if the Participant is living on the commencement date so elected) and the last payment to be made as of the first day of the month in which his or her death occurs.  The monthly amount of such pension shall be the monthly amount otherwise payable following his or her Normal Retirement Date reduced by 5/9 of 1% for each of the first 60 months and 5/18 of 1 % for each additional month by which the pension commencement date precedes his or her Normal Retirement Date.

The election shall be made by requesting the appropriate form from the Company and completing, signing, and filing the form with the Company before the commencement date elected.  A Participant who has fewer than 10 years of Elapsed Time may not elect to have his or her pension commence prior to his or her Normal Retirement Date.  The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

Sec. 6.5  Deduction for Other Pension Payments. Notwithstanding the foregoing provisions, the monthly amounts otherwise payable thereunder shall be reduced by the amount (expressed on a comparable basis that is an Actuarial Equivalent) of the monthly pension, if any, to which the Participant is entitled under any other pension plan that meets the requirements of Code § 401(a) and that is financed in whole or in part by a Participating Employer, but only to the extent such other pension is attributable to employer contributions and to the same period of service for which the pension is being paid under this Plan.  Said reduction is subject to the following:

(a)           In cases where service outside the United States is recognized as Credited Service under this Plan, said reduction also shall apply with respect to any benefits a Participant accrued under a retirement plan financed in whole or in part by a Participating Employer or Affiliate outside the U.S. for the benefit of employees working outside the U.S.

(b)           If an individual Participant transfers to or from a position covered by the Bemis Hourly Retirement Plan (the “BHRP”), any benefit accrued under this Plan for the Plan Year the transfer occurred will not be offset by benefits accrued for the same year under the BHRP.  The preceding sentence only applies to individual transfers; if a location or group of employees transfers from the BHRP to this Plan or vice versa, and the same period of service is recognized under both plans, benefits earned under this Plan for such service will be offset by benefits earned under the BHRP for the same service.

Sec. 6.6  Amendments Affecting Pension Rights.  Notwithstanding the foregoing provisions, in the event of an amendment to the Plan, the following shall be applicable:

(a)           The amendment shall not reduce the accrued benefit, within the meaning of Code § 411(d)(6), of a Participant determined at the time of such amendment except in conformity with said section.

(b)           If the amendment to the Plan should change the vesting schedule of the Plan, each Participant having not less than three years of Elapsed Time by the end of the election period with respect to such amendment shall be permitted within such election period to elect in writing to have his or her vested percentage computed under the Plan without regard to such amendment.  The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted.  However, the Company need not provide such an election for any Participant whose vested percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

Sec. 6.7  Suspension of Benefits and Effect of Reemployment.  If a Participant has a Termination of Employment and is subsequently reemployed by a Participating Employer, or if a Participant’s employment with a Participating Employer continues after he or she attains Normal Retirement Age, the following shall be applicable:

(a)           If a Participant is reemployed by a Participating Employer, pension payments shall continue through the month the Participant completes 1000 Hours of Service following said reemployment.  After said month and prior to the month following the Participant’s subsequent Termination of Employment, pension payments he or she would otherwise be entitled to receive for the following calendar months shall be permanently withheld:

(1)           Each calendar month ending on or before the Participant’s Normal Retirement Date in which he or she completes one or more Hours of Service.

(2)           Each calendar month ending after the Participant’s Normal Retirement Date in which he or she completes 40 or more Hours of Service.

(b)           If a Participant’s employment with a Participating Employer continues after his or her Normal Retirement Date, pension payments will be permanently withheld for each calendar month in which he or she completes 40 or more Hours of Service.

(c)           If a monthly pension payment is made for a calendar month and it later is determined that such payment was subject to permanent withholding, the amount of such payment shall be applied as an offset against subsequent monthly payments unless the Participant has previously repaid the overpayment.  However, the amount of any such offset shall not exceed, in any one month after the Participant attains Normal Retirement Age, 25 percent of the monthly total benefit payment that would have been paid but for the offset.

(d)           The Company shall notify a Participant of any suspension under subsection (a)(2) or (b).  The notice shall conform to the requirements of Section 2530.203-3(b)(4) of the Department of Labor Regulations.

(e)           If the Participant’s reemployment date was prior to January 1, 2006, when benefit payments resume following any period of suspension under subsection (a), the pension shall be paid under the same form as previously in effect and shall be in a monthly amount equal to the sum of (i) the monthly amount payable prior to the suspension plus (ii) any additional amount based on service during the period of reemployment.  However, notwithstanding any other provision of the Plan to the contrary, no additional amount will be accrued for any Plan Year during the period of reemployment prior to the earliest Plan Year therein during which the Participant completes 1000 or more Hours of Service.

(f)            If the Participant’s reemployment date is after December 31, 2005:

(1)           Pay received during the period of reemployment will be disregarded for purposes of determining the individual’s Monthly Earnings.

(2)           Service during the period of reemployment will be disregarded for purposes of determining the individual’s Credited Service.

(3)           When benefits resume following any period of suspension under subsection (a), the monthly amount payable will be determined using the following steps:

(A)          Calculate amount payable upon date benefits resume, based on early commencement reduction factor for that date.

(B)           Subtract Actuarial Value of benefits paid prior to period of suspension.  (Actuarial Value for this purpose will be determined using actuarial assumptions in Sec. 4.10(c).)

(C)           Pay benefit under the same form as previously in effect.

(g)           “Hour of Service” for purposes of this section is as defined in Sections 2530.200b-2(a)(1) and (2) of the Labor Department regulations.

(h)           The provisions of this section shall be administered in accordance with section 2530.203-3 of the Department of Labor Regulations.

Sec. 6.8  Family Income Coverage.  Section 12.04 of the Plan as in effect on December 31, 1968, relating to continuation of family income coverage comparable to that provided under the S&RIP prior to 1962, shall be deemed to continue in effect for Participants who had elected to continue such coverage.  However, for purposes of all other provisions of the Plan as set forth herein, contributions made by a Participant and benefits paid to his or her Beneficiary in connection with said family income coverage shall be deemed to be unrelated to this Plan.

Sec. 6.9  Effect of Participation in Variable Annuity Fund Prior to January 1, 1969. Pursuant to Article 9 of the Plan as in effect prior to the revision of the Plan effective January 1, 1969, members could elect to have a portion of their accrued benefits funded through a “Variable Annuity Fund.” Effective as of January 1, 1969, said elections were no longer effective and said Variable Annuity Fund was discontinued with respect to Participants hereunder.  However, a Participant in the Plan on or after January 1, 1969 who made such election under the prior provisions of the Plan shall be deemed to have made a contribution in support of the Plan on December 31, 1968 in an amount equal to the increase in value as of that date of all contributions on his behalf that were allocated to said Variable Annuity Fund, to the extent such increase is attributable to the investment experience of the Variable Annuity Fund in excess of the assumed yield rate for said Variable Annuity Fund.  The Actuary shall determine the amount to be so credited to each such Participant as of December 31, 1968 in a manner consistent with the provisions of said Article 9 of the Plan as previously in effect.  At such time as a Participant who made such an election under the prior provisions of the Plan becomes entitled to a benefit under the foregoing provisions of this Article VI, he or she shall be entitled to a supplemental benefit, which shall be in the same form as the benefit under said provisions.  Said supplemental benefit shall be the Actuarial Equivalent of the amount deemed to be an employee contribution pursuant to this section, together with Accumulated Interest from the year 1968.

Sec. 6.10  Preservation of Benefits Under Pre-1972 Formula.  The pension payable to any person who became a Participant on or before January 1, 1972 shall not be less than the amount provided under Article XV of the Plan as in effect on December 31, 1988.

Sec. 6.11  Preservation of Benefits Under Pre-1997 Formula.  For each Participant who is an “Eligible Employee” as defined in subsection (a), the benefit provisions of subsection (b) will be applicable.  These provisions preserve certain features of the Plan as in effect on December 31, 1996.  Also, for each person who was a Participant on March 31, 1997, regardless of whether he or she is an Eligible Employee, his or her benefit under the Plan will not be less than the amount determined under subsection (c):

(a)           Definition of Eligible Employee.  A Participant is an “Eligible Employee” for purposes of this section if he or she meets the requirements of (1) and (2):

(1)           The requirements of this paragraph (1) are met if he or she had an Employment Commencement Date prior to January 1, 1992.  For this purpose, if he or she first became an employee of the Company or a subsidiary of the Company through an acquisition, and the acquisition occurred before July 1, 1996, the individual’s Employment Commencement Date is his or her most recent date of hire by the acquired company. Persons who became employees of the Company or a Company subsidiary through acquisitions on or after July 1, 1996 do not satisfy the requirements of this paragraph, and therefore are not Eligible Employees.

(2)           The requirements of this paragraph (2) are met if any one of the following requirements is satisfied:

(A)          The individual was an Active Participant on December 31, 1996.

(B)           The individual was an active employee on January 1, 1997 in a group that became eligible to participate in the Plan on said date, and if the individual became an employee of the Company or a Company subsidiary through an acquisition, the acquisition occurred before July 1, 1996. (Individuals who became employees of the Company or its subsidiaries through acquisitions on or after July 1, 1996 do not satisfy this requirement.)

(C)           He or she had an Early Retirement prior to December 31, 1996, but becomes a Qualified Employee after said date.

Also, a Participant employed at Bemis Packaging Machinery Company, Hayssen Manufacturing Company, or Accraply, Inc. immediately prior to sale of these units on May 6, 1997 is an Eligible Employee regardless of whether he or she meets the requirements of (1) and (2).  In addition, Patricia Stone (Employee ID 108484) and Gary Vacek (Employee ID 103002) are Eligible Employees regardless of whether they meet the requirements of (1) and (2).

(b)           Pre-1997 Benefit Provisions Which Are Preserved for Eligible Employees.  The following benefit provisions that were in effect on December 31, 1996 are preserved for Eligible Employees.  For Eligible Employees, these preserved benefit provisions apply to the individual’s entire pension, not just the amount accrued through the date these provisions were deleted from the Plan:

(1)           Normal Retirement Age.  For Eligible Employees, Normal Retirement Age under the Plan is age 65, regardless of the year of the Participant’s birth.

(2)           Early Retirement Reduction Factors.  If an Eligible Employee has an Early Retirement and elects to have his or her pension begin before Normal Retirement Age, the monthly amount of said pension shall be equal to his or her Accrued Monthly Pension, multiplied by the early retirement factor determined from the table set forth below according to the Participant’s age when payments commence:

Attained Age on Due Date	Early
of First Monthly Payment	Retirement Factor

64	98%
63	96%
62	94%
61	90%
60	86%
59	82%
58	78%
57	74%
56	70%
55	66%

(A proportionate intermediary percentage will be applied for each completed month after the given age is attained.)

(3)          Disability Retirement.  The early retirement factors in (2) also apply if an Eligible Employee has a Disability Retirement after attaining age 55.  If the Eligible Employee’s Disability Retirement occurs after the Participant attains age 50 but before he attains age 55, the reduction factor is 5/9 of 1% for each of the first 60 months and 5/18 of 1% for each additional month by which the benefit commencement date precedes age 65.

(4)           Social Security Supplement.  If an Eligible Employee has an Early Retirement and elects to have his or her pension begin before age 65, in addition to the reduced monthly pension as provided in (b)(2), with each monthly payment prior to age 65, the Eligible Employee shall receive a supplemental benefit equal to (i) 50% of his or her Primary Social Security Benefit; multiplied by (ii) the fraction described in Sec. 4.5(a)(2)(B) (if the Eligible Employee is a Group A Participant) or the fraction in Sec. 4.5 (b)(2)(B) (if the Eligible Employee is a Group B Participant); multiplied by (iii) the early retirement factor determined from the table set forth in (b)(2) of this section according to the Participant’s age when payments commence.

(c)           Benefits Will Not Be Less Than Amount Accrued Through March 31, 1997 Under Plan As Then In Effect.  For any person who was a Participant on March 31, 1997, and who qualifies for a benefit under Sec. 6.1, 6.2, 6.3 or 6.4, his or her monthly pension will not be less than an amount determined as follows:

(1)           For purposes of calculating said minimum pension, the Participant’s Accrued Monthly Pension will be based solely upon Monthly Earnings and Credited Service through March 31, 1997; Monthly Earnings and Credited Service after said date will be disregarded.

(2)           The Participant’s Normal Retirement Age for purposes of determining said minimum pension is age 65, regardless of his or her date of birth.

(3)           The minimum pension under this subsection does not include the Social Security Supplement in (b)(4).  The Social Security Supplement will only be paid if the individual is an Eligible Employee under subsection (a).

Sec. 6.12  Special Vested Termination Provisions For Employees At Certain Discontinued Operations.  If a Participant was employed immediately prior to his or her Termination of Employment at a location listed in subsection (a), the Termination of Employment occurred on or after the date specified in subsection (a) for the Participant’s location, and the Participant meets the requirements of subsection (b), his or her pension on Vested Termination will be calculated as provided in subsection (c):

(a)           Locations and dates covered:

(1)           Hayssen Manufacturing Company, Accraply, Inc., and Bemis Packaging Machinery Company (a division of Bemis Company, Inc.), but only if the Participant’s Termination of Employment occurred on or after May 1, 1997.

(2)           Pepperell, Massachusetts plant, but only if Participant’s Termination of Employment occurred on or after January 1, 1998.

(b)           A Participant meets the requirements of this subsection (b) only if all of the following requirements are met:

(1)           The Participant’s Employment Commencement Date was prior to the date the Participant attained age 35.

(2)           The Participant’s Termination of Employment occurred on or after the date the Participant attained age 45, but before he or she attained age 55.

(3)           The Participant completed 10 or more years of Credited Service prior to his or her Termination of Employment.

(c)           If a Participant meets the foregoing requirements, the monthly pension on Vested Termination payable under Sec. 6.4 on a life only basis beginning the month following the Participant’s attainment of age 65 will not be determined under Sec. 4.5(a)(1), but rather will be determined under Sec. 4.5(a)(2). If the Participant elects to have the pension begin after he or she attains age 55, but before age 65, it will be subject to the reduction factors specified in Sec. 6.4.

Sec. 6.13  Special Enhanced Benefit for Certain Employees at Stow, Ohio.  A Participant who has satisfied the eligibility requirements  of subsection (a) shall be entitled to an enhanced benefit determined as provided in subsection (b):

(a)           Eligibility.  To be eligible for the special enhanced benefit under this section, a Participant must have satisfied the requirements of (1), (2), (3) and (4):

(1)          On July 1, 1998, the Participant was employed by Morgan Adhesives Company at its Stow, Ohio facility, and was working in a job category designated by the Company as eligible to elect this benefit.

(2)          The Participant attained age 55 and completed 10 or more years of Elapsed Time prior to July 1, 1998.

(3)          The Participant elected Termination of Employment during a window period established by the Company, the last day of which shall be not later than October 31, 1998.  A Participant may make such an election by executing and submitting to the Company such forms and releases as the Company requires.  The special enhanced benefit will not be payable if the Participant (i) fails to execute the proper forms or releases or (ii) subsequently rescinds the election in accordance with procedures specified by the Company.

(4)          The Participant’s Termination of Employment occurs on or about a date approved by the Company, which generally will not be later than December 31, 1998, but which may be later (but not later than June 30, 1999) if the Company reasonably determines that the Participant’s continued services are necessary during a longer transition period.

(b)           Benefit Amount.  If a Participant satisfies the foregoing eligibility requirements, his benefit under the Plan will be enhanced as follows:

(1)           The Participant will receive one “point” for each five years of Credited Service he or she will have under Sec. 3.5 as of the date of Termination of Employment, determined without regard to any enhanced Credited Service provided under this section.  Participants will receive whole points only, and will not receive fractional points for years of Credited Service fewer than five years.  For example, a Participant with 28.5 years of Credited Service under Sec. 3.5 will receive five points based on 25 years of Credited Service, and the remaining three and one-half years of Credited Service will be disregarded.

(2)           For each “point” awarded in (1), the Participant will receive one additional year of Credited Service.  However, the Participant’s total Credited Service, enhanced as provided by this paragraph, may not exceed 30 years, nor may it exceed the years the Participant would have had at age 65 if he or she had continued working.  If the number of full and fractional years of additional Credited Service which may be awarded due to the limitations in the preceding sentence is less than the number of points granted in (1), the remaining points will be applied as provided in (3).  For example, if the Participant referred to in (1) is age 61 and has 28.5 years of Credited Service without regard to this section, 1.5 of his points will be used to give him an additional 1.5 years of Credited Service (bringing him to 30 years of Credited Service) and the remaining 3 full points will be applied as provided in (3).

(3)           Any full points which were not applied to increase Credited Service will be converted to full years of age and applied to increase the Participant’s deemed age for purposes of calculating the benefit on Early Retirement. (Only full points will be used for this purpose; fractional points will be disregarded.)  The reduction factor for early commencement in Sec. 6.2 and Sec. 6.11(b)(2) will be based on the Participant’s deemed age rather than his or her actual age.  For example, the remaining 3 full points of the 61 year old Participant referred to in (1) and (2) would be converted to 3 years of age, bringing him to a deemed age of 64 for purposes of determining his early retirement reduction factor.  A Participant’s deemed age after such enhancement shall not be more than 65.

Sec. 6.14  Increase in Benefits for Persons Whose Benefits Commenced Prior to January 1, 1990.  Effective as of July 1, 2000, benefits under the Plan shall be increased by the percentage or amount determined from the following table:

Benefit Commencement Date	Increase
Before January 1, 1970	40%, but not less than $50 and not more than $200

After December 31, 1969 and prior to January 1, 1975	30%, but not less than $50 and not more than $200

After December 31, 1974 and prior to January 1, 1980	20%, but not less than $50 and not more than $200

After December 31, 1979 and prior to January 1, 1990	10%, but not less than $50 and not more than $200

After December 31, 1989	No increase

For purposes of determining the amount of the increase applicable with respect to a surviving spouse, contingent annuitant, or Beneficiary of a deceased Participant, the “Benefit Commencement Date” is the earlier of (i) the date benefit payments to the deceased Participant commenced or (ii) the date benefit payments to the surviving spouse, contingent annuitant, or Beneficiary commenced.  In the case of any living Participant who qualifies for the increase, the increased amount of the Participant’s pension shall be taken into account in determining benefits, if any, payable to the Participant’s surviving spouse, contingent annuitant, or Beneficiary.

However, said benefit increase does not apply with respect to any individual who participated in a plan which was merged into this Plan and whose Termination of Employment occurred prior to said merger, nor to the surviving spouse, contingent annuitant, or Beneficiary of such an individual.

Sec. 6.15  Special Enhanced Benefit for Certain Employees at Bemis Clysar, Inc.   The following provisions apply to former employees of E. I. Dupont De Nemours & Company or its subsidiaries who became employees of Bemis Clysar, Inc. on or about July 30, 2002 and who are referred to in this section as “Bemis Clysar Participants”.

(a)           A Bemis Clysar Participant whose Termination of Employment occurs after he or she attains age 60 will be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following his or her Termination of Employment and the last as of the first day of the month in which his or her death occurs, in a monthly amount equal to his or her Accrued Monthly Pension.

(b)           If a Bemis Clysar Participant’s Termination of Employment occurs after he or she attains age 55 but before age 60 and the individual has completed 10 or more years of Elapsed Time:

(1)           The individual will be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following the month in which he or she attains age 60 and the last as of the first day of the month in which his or her death occurs, in a monthly amount equal to his or her Accrued Monthly Pension.

(2)           In lieu of the pension in (1), he or she may elect a reduced pension beginning as of the first day of any month after his or her Termination of Employment and prior to his or her attainment of age 60, in a monthly amount equal to his or her Accrued Monthly Pension, reduced by 5/12 of 1% for each month by which the pension commencement date precedes for the first day of the month following the month in which the individual will attain age 60.

(c)           If a Bemis Clysar Participant has a Termination of Employment after completing at least five years of Elapsed Time but under circumstances where neither (a) nor (b) is applicable (i.e., termination before age 55 regardless of length of service, or between ages 55 and 60 with fewer than 10 years of Elapsed Time), his or her pension will be determined under Sec. 6.4.

Sec. 6.16  Special Provisions Applicable to Participants Who Terminated Due to Certain Plant Closings.   If a Participant employed at a location listed in subsection (a) has a Termination of Employment due to the closing of said location, and he or she meets the requirements of subsection (b), his or her pension will be calculated as provided in subsection (c):

(a)           This section applies to employees who terminated employment due to closing of the following locations:

(1)           Murphysboro, Illinois — closed September 2003.

(2)           Union City, California — closed September 2003.

(3)           Nellis, Nevada — closed March 2004.

(4)           Milprint - Denmark, Wisconsin — closed April 2006.

(5)           Peoria, Illinois — closed June 2006.

(6)           Mactac Engineered Products (MEP) — Hopkins, Minnesota — closed July 2006.

(b)           A Participant meets the requirements of this subsection if he or she is not eligible for Normal Retirement or Early Retirement and satisfies either of the following requirements on the date of Termination of Employment:

(1)           He or she has attained age 50 and completed 10 or more years of Elapsed Time.

(2)           The sum of his or her attained age and Elapsed Time totals 65 or more.

(c)           If a Group A Participant meets the requirements of this section, his or her Accrued Monthly Pension upon Vested Termination will not be determined under Sec. 4.5(a)(1), but rather will be determined under Sec. 4.5(a)(2).  If a Group B Participant meets the requirements of this section, his or her Accrued Monthly Pension upon Vested Termination will not be determined under Sec. 4.5(b)(1), but rather will be determined under Sec. 4.5(b)(2).  In all other respects, the Participant’s pension will remain subject to the usual terms applicable under Sec. 6.4 to pensions upon Vested Termination, including the requirement that a Participant must have completed at least 10 years of Elapsed Time in order to elect to have his or her pension commence after attainment of age 55 but prior to Normal Retirement Age, and the early commencement reduction factors in Sec. 6.4.  Such Participants are not eligible for the Social Security Supplement under Sec. 6.11(b)(4).

Sec. 6.17               Special Provisions Applicable to Participants Who Qualified for LTD Benefits Prior to 2006.  If a Participant qualified for long-term disability benefits under the Long-Term Disability Plan (Pre-2006):

(a)           Notwithstanding any provision of the Plan to the contrary, his or her Termination of Employment will be deemed not to have occurred until the termination of such benefits.  Prior to the termination of such benefits, he or she shall be considered to be a Qualified Employee and Monthly Earnings shall be deemed to remain the same as last determined.

(b)           If the individual is a Group A Participant, the entire period while he or she was receiving long-term disability benefits will be recognized as Credited Service.  If the individual is a Group B Participant, the period prior to January 1, 2006 while he or she was receiving long-term disability benefits will be recognized as Credited Service, but no additional Credited Service will be recognized for periods after 2005.

(c)           The following will be applicable for purposes of determining his or her Primary Social Security Benefit:

(1)           It shall be assumed that during the period while receiving such benefits the Participant was receiving compensation that would be treated as wages for purposes of the Social Security Act in the same amount as he or she received such compensation for the Plan Year ending on the December 31 immediately preceding the date as of which he or she became eligible to receive such benefits.

(2)           After December 31 immediately preceding the date as of which he or she became eligible to receive such benefits, there will be no benefits or wage base changes under the Social Security Act resulting from changes in the cost of living.

This subsection is not applicable in any case where an employee returns to active employment with a Participating Employer or Affiliate after a period of long term disability.

(d)           This section applies only with respect to Participants who receive benefits under Long-Term Disability Plan (Pre-2006) (See Sec. 2.28 for definition). This section does not apply to Participants receiving benefits under any other long-term disability program.

Sec. 6.18               Missing Participant or Beneficiary. Each Participant and each Beneficiary of a deceased Participant must file with the Administrator in writing his or her mailing address and each change of mailing address.  Any communication, statement or notice addressed to a Participant or Beneficiary at his or her last mailing address filed with the Administrator or, if no address is filed with the Administrator, then at the last mailing address as shown on the Administrator’s records, will be binding on the Participant and his or her Beneficiary for purposes of the Plan.  Notwithstanding any other provision in the Plan, if a Participant (or Beneficiary) to whom the Plan owes benefits cannot be located and cannot be reached by diligent efforts, then that Participant (or Beneficiary) forfeits his or her benefits under the Plan, subject to reinstatement if the Participant (or Beneficiary) contacts  the Administrator.

ARTICLE VII

SURVIVOR’S BENEFITS

Sec. 7.1  Qualified Preretirement Survivor Annuity.  A Qualified Preretirement Survivor Annuity shall be payable to a Participant’s surviving qualified spouse following the Participant’s death, subject to the following:

(a)           A Qualified Preretirement Survivor Annuity shall be payable only if all of the following conditions are satisfied:

(1)           Immediately prior to the Participant’s death he or she had a nonforfeitable right to a pension under the Plan.

(2)           The Participant’s death occurred before the due date of his or her first pension payment.

(3)           The Participant is survived by a qualified spouse. A person is a “qualified spouse” of a Participant if, and only if, such person and the Participant have been married to each other throughout the one-year period ending on the date of the Participant’s death.

(4)           The Participant had Elapsed Time on or after August 23, 1984.

(5)           No waiver of the Qualified Preretirement Survivor Annuity is in effect under subsection (e).

(b)           If the Participant’s death occurs on or after the earliest retirement date, the Qualified Preretirement Survivor Annuity shall be the same as the annuity that would have been payable to the Participant’s qualified spouse if the Participant had retired with a benefit commencing immediately prior to the date of death in a form determined under subsection (d).

(c)           If the Participant’s death occurs before the earliest retirement date, the Qualified Preretirement Survivor Annuity shall be the same as the annuity that would have been payable to the Participant’s qualified spouse under the following circumstances:

(1)           The Participant’s Termination of Employment occurred on the date of death, or on actual date of Termination of Employment, if earlier.

(2)           The Participant survived to the earliest retirement date.

(3)           The Participant commenced receiving a pension on the earliest retirement date in a form determined under subsection (d).

(4)           The Participant died on the day after the earliest retirement date.

(d)           For purposes of subsection (b) and subsection (c)(3), the applicable form of benefit shall be a benefit payable under the option described in Sec. 7.4(b) if the Participant’s death occurs after he or she has completed ten years of Elapsed Time and attained age 55 and either (i) he or she was an Active Participant immediately prior to his or her death or (ii) his or her Termination of Employment had occurred after he or she attained age 55.  In all other cases, the applicable form of benefit shall be a Qualified Joint and Survivor Annuity.

(e)           A Participant may waive coverage under the Qualified Preretirement Survivor Annuity with respect to periods described in paragraph (1). If he or she does not waive such coverage, the Accrued Monthly Pension will be reduced. The following provisions apply to such waivers and reductions.

(1)           A Participant may waive the Qualified Preretirement Survivor Annuity with respect to periods after his or her Termination of Employment and prior to his or her pension commencement date.  However, he or she may not waive said annuity if such accruals have ceased due to Normal or Early Retirement.

(2)           On or about the date a Participant becomes eligible to waive the Qualified Preretirement Survivor Annuity, the Company will notify the Participant with regard to the election procedure under Sec. 7.3 and the effect of said waiver.

(3)           The Participant’s Accrued Monthly Pension will be reduced by 25/1000 of 1% for each full month that he or she was eligible to waive the Qualified Preretirement Survivor Annuity but failed to do so. However, no such reduction will be imposed for any month throughout which the Participant did not have a spouse to whom he or she had been married for at least one year.

(4)           If a Qualified Preretirement Survivor Annuity becomes payable under this section, the reduction in (e)(3) will not be applicable.  The reduction in (e)(3) is applicable only if the Participant is living on the pension commencement date.

(f)            For purposes of this section, the “earliest retirement date” with respect to a Participant means:

(1)           If the Participant has completed ten Years of Elapsed Time, the first day of the month following the month he or she attains (or would have attained) age 55.

(2)           If the Participant has completed less than ten years of Elapsed Time, the first day of the month following his or her Normal Retirement Date.

(g)           The Qualified Preretirement Survivor Annuity is a monthly benefit payable to the Participant’s qualified spouse, with the first payment to be made as of whichever of the following dates is applicable:

(1)           If the Participant’s death occurs after his or her Normal Retirement Date, the first payment shall be made as of the first day of the month following his or her death.

(2)           If the Participant’s death occurs (i) after he or she completed five Years of Elaspsed Time, (ii) at a time when he or she had not completed 10 Years of Elapsed Time, and (iii) prior to his or her Normal Retirement Date, the first payment shall be made as of the first day of the month following the Participant’s Normal Retirement Date.

(3)           If the Participant’s death occurs both (i) after he or she attained age 55 and completed 10 Years of Elapsed Time and (ii) prior to his or her Normal Retirement Date, the first payment shall be made as of the first day of the month following his or her death.

(4)           If the Participant’s death occurs (i) after he or she completed 10 Years of Elapsed Time and (ii) prior to his or her attainment of age 55, the first payment shall be made as of the first day of the month following the date the Participant would have attained age 55.

(5)           In place of the commencement date specified in (3) or (4), a qualified spouse who is eligible under either of those paragraphs may elect to have the benefit commence as of the first day of any later month, but not later than the first day of the month after the Participant’s Normal Retirement Date.

The last monthly payment shall be made as of the first day of the month in which the qualified spouse’s death occurs.

Sec. 7.2  Qualified Joint and Survivor Annuity.  Notwithstanding the provisions of Article VI, a pension otherwise payable to a Participant for life only shall instead be paid in the form of a Qualified Joint and Survivor Annuity unless the Participant elects otherwise, subject to all of the following:

(a)           A “Qualified Joint and Survivor Annuity” is a pension commencing at the same time as the life-only pension would commence, with monthly payments for the life of the Participant, and, if the Participant dies after the date for commencement of pension payments, with monthly payments for the life of the spouse of the Participant after the Participant’s death which are each one-half the amount of the monthly payment made to the Participant during his or her lifetime.

(b)           Written Explanation of QJSA.

(1)           The Company shall provide each Participant no less than 30 days and no more than 180 days prior to the date of the Participant’s first scheduled pension payment a written explanation of:

(i)            the terms and conditions of a Qualified Joint and Survivor Annuity;

(ii)           the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(iii)          the rights of a Participant’s spouse to consent to a Participant’s election;

(iv)          the right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity;

(v)           a general description of the eligibility conditions and other material features of the optional forms of benefit under the Plan;

(vi)          the financial effect of electing the optional form of benefit (i.e., the amount payable under the form of benefit to the Participant during his or her lifetime and the amount payable after the death of the Participant); and

(vii)         the relative values of the optional forms of benefit.

(2)           Notwithstanding the other requirements of this section, a Participant may elect (with spousal consent, as applicable) to waive the requirement that the written explanation be provided at least 30 days before the first scheduled pension payment, provided that in such cases the first pension payment must not be issued to the Participant until at least 8 days after the day the written explanation was provided. The Participant is permitted to revoke any affirmative pension payment election at least until the date as of which the pension commences, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity was provided to the Participant.  For example, if the written explanation is provided on October 28, 2007 and the Participant and spouse want the pension to begin as of November 1, 2007, they can waive the 30 day requirement, in which case the November 1, 2007 pension check will be issued on or after November 5, 2007. During the seven day period beginning October 29, 2007 and ending November 4, 2007, the Participant and spouse have the right to revoke any payment election and make a new election.

(c)           A Participant who elects not to receive his or her pension in the form of a Qualified Joint and Survivor Annuity will receive a pension for life only unless he or she elects an optional settlement under Sec. 7.4.

(d)           The provisions of this section shall not be applicable unless the Participant and spouse are married to each other on the due date for the first pension payment to the Participant.  References to “spouse” in this section are to such spouse.

(e)           The benefit, if any, payable under Sec. 6.11(b)(4) is not payable as a Qualified Joint and Survivor Annuity.

Sec. 7.3  Election Procedure.  Elections under Sec. 7.1 and Sec. 7.2 are subject to the following requirements:

(a)           The “election period” for waiver of the Qualified Preretirement Survivor Annuity begins on the earlier of (i) the first day of the Plan Year in which the Participant attains age 35 or (ii) the date of the Participant’s Termination of Employment and ends on the date of his or her death.  The “election period” for the Qualified Joint and Survivor Annuity is the 180 day period ending on the due date of the Participant’s first pension payment; said period may be extended as provided in Sec. 7.2(b)(2).

(b)           An election under Sec. 7.1 or Sec. 7.2 may be revoked in writing during the election period, and after such revocation another written election may be made during the election period.

(c)           All elections and revocations shall be made on the appropriate form available from the Company and shall be effective only upon completing, signing, and filing of the form with the Company during the election period.

(d)           A Participant’s election to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity shall not take effect unless all of the following conditions are satisfied:

(1)           The Participant’s spouse consents in writing to the election.

(2)           If the election pertains to a Qualified Joint and Survivor Annuity, the Participant’s election designates a specific form of benefit payment (i.e., life annuity or an optional form of settlement under Sec. 7.4) and a specific beneficiary or contingent annuitant, if applicable in connection with such form of benefit payment, which designations may not be changed without further spousal consent (unless the spouse’s initial consent expressly permits future designations by the Participant without any further spousal consent.)

(3)           The spouse’s consent acknowledges the effect of the Participant’s election.

(4)           The spouse’s consent is witnessed by a Plan representative or notary public.

However, the above requirements will be deemed to be satisfied if it is established to the satisfaction of a Plan representative that the spouse’s consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse.  A consent by a spouse is not revocable by that spouse.

Sec. 7.4  Optional Settlements.  In lieu of the amount and form of pension payable under the preceding sections of this Article, a Participant with respect to whom the Qualified Preretirement Survivor Annuity under Sec. 7.1 or the Qualified Joint and Survivor Annuity under Sec. 7.2 is not payable may, under such rules and regulations as the Company may prescribe which are in accord with the advice of the Actuary, elect to have a pension which is the Actuarial Equivalent of his or her life-only pension payable under one of the following options:

(a)           An option providing a reduced monthly pension payable to the Participant commencing on the same date as that upon which payments would otherwise commence and terminating with the last monthly payment before his death. If his or her death occurs on or after the due date of the first monthly payment under the option and before 120 monthly payments have been made, such benefit shall be continued to his or her Beneficiary until a total of 120 monthly payments have been made to the Participant and Beneficiary.

(b)           An option providing a reduced monthly pension payable to the Participant for his or her lifetime commencing on the same date as that upon which payments would otherwise commence, with provision for continuance upon his or her death of monthly payments of 100% of such reduced amount to his or her spouse for life if the spouse survives the Participant.  (The “spouse” referred to in the preceding sentence is the spouse to whom the Participant was married on the date the Participant’s pension commenced.)

(c)           An option providing a reduced monthly pension payable to the Participant for his lifetime commencing on the same date as that upon which payments would otherwise commence, with provision for continuance upon the Participant’s death of monthly payments of 100%, 75% or 50% of such reduced amount, as he shall have designated, to the person designated by the Participant as joint annuitant, if such joint annuitant survives the Participant, with such monthly payments to continue for the lifetime of the joint annuitant.  An election of this option shall be automatically cancelled if either the person electing the option or the joint annuitant dies before the due date of the first monthly payment under the option.

Election of an option may be made at any time prior to commencement of pension payments.

Sec. 7.5  Other Death Benefits.  Upon the death of a Participant, his or her Beneficiary shall be entitled to receive a single sum payment equal to the amount by which the total amount of benefit payments hereunder, if any, theretofore paid to the deceased (including payments to his or her spouse under Sec. 7.1) is less than the sum of (i) the cash value as of the surrender date in 1962 of any contracts on his or her life originally purchased under the S&RIP and subsequently surrendered to the insurance carrier by the trustees of said plan, with Accumulated Interest thereon, and (ii) the contributions made by the Participant after 1961 (including any amount deemed to have been contributed pursuant to Sec. 6.7 of the Plan as in effect on December 31, 1975) and prior to the cessation of contributions, with Accumulated Interest; subject to the following:

(a)           If a benefit is payable with respect to the Participant pursuant to Sec. 7.2 or Sec. 7.4, this section shall not be applicable and all death benefits, if any, shall be payable under the terms of whichever of said sections is applicable.

(b)           If a benefit is payable to the Participant’s spouse pursuant to Sec. 7.1, the benefit, if any, payable pursuant to this section shall be determined and paid after the death of said spouse.

ARTICLE VIII

MISCELLANEOUS BENEFIT PROVISIONS

Sec. 8.1  Commencement Date for Pension Payments.  Pension payments under this Plan shall be subject to the following rules:

(a)           Pension payments shall commence at the earlier of the times specified in paragraph (1) or (2) as follows:

(1)           As soon as administratively feasible after the date specified by the applicable Plan provision for the commencement of pension payments.

(2)           The 60th day after the close of the Plan Year in which the Participant reaches age 65 or has a Termination of Employment, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of said dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

(b)           Pension payments must commence not later than April 1 following the later of:

(1)           The calendar year in which the Participant attains age 70½.

(2)           The calendar year in which the Participant has a Termination of Employment.

If a Participant’s pension commences after April 1 following the Plan Year he or she attains age 70½, the monthly pension amount will be increased by an amount which is the Actuarial Equivalent of the additional amount he or she would have received if (i) his or her pension had commenced April 1 following the Plan Year he or she attained age 70½, and (ii) the monthly pension amount was adjusted each January 1 thereafter to reflect additional benefit accruals.

(c)           However, if (i) the Participant is a 5% owner as defined in Code § 416 or (ii) the Participant attained age 70½ prior to January 1, 2000, his or her pension shall commence not later than April 1 following the calendar year he or she attains age 70½, regardless of whether Termination of Employment has yet occurred.  In such cases, the calculation of the initial pension amount shall be based on the assumption that Termination of Employment occurred on December 31 of the Plan Year in which the Participant attains age 70½.  The amount of the monthly payments in each Plan Year following the Plan Year in which payments commence shall be adjusted to reflect any additional benefit accrued through December 31 of the preceding Plan Year.

Sec. 8.2  Payment of Small Amounts and Certain Consequences Thereof.  If the Actuarial Equivalent present value of an individual’s entire benefit is $5,000 or less ($3,500 or less for Participants who had Terminations of Employment before January 1, 1998 and for Participants at the Pepperell, Massachusetts and Memphis, Tennessee facilities, regardless of termination date), the benefit shall be paid in a single lump sum as soon as administratively feasible following the Participant’s Termination of Employment, subject to the following:

(a)           Service performed by the Participant with respect to which a lump sum distribution of his or her entire accrued benefit was made shall be disregarded in determining his or her Years of Credited Service under the Plan if the Participant is reemployed, provided such distribution was made not later than the close of the second Plan Year following the Plan Year in which his or her Termination of Employment occurred.

(b)           If the requirements of subsection (a) are not met, and the Participant is later reemployed, his or her Accrued Monthly Pension upon termination of said period of reemployment will be reduced by the amount of Accrued Monthly Pension that was cashed out under the foregoing provisions of this section.

(c)           If a Participant dies under circumstances such that a death benefit is payable under the Plan, the death benefit will be cashed out if the Actuarial Equivalent present value is $5,000 or less.

(d)           Certain distributions pursuant to this section are subject to automatic rollover pursuant to Sec. 8.15(d).

Sec. 8.3  No Other Benefits.  No benefits other than those specifically provided for herein are to be provided under the Plan.

Sec. 8.4  Source of Benefits.  All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor.  No benefits are provided under the Plan except those expressly described herein.

Sec. 8.5  Incompetent Payee.  If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status.  Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability.  The Company shall have no liability with respect to payments so made.  The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 8.6  Assignment or Alienation of Benefits.  Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly, subject to the following:

(a)           Once a Participant, beneficiary, or contingent annuitant begins receiving benefits under the Plan, he or she may assign or alienate the right to future benefit payments provided that the assignments or alienations (i) are voluntary and revocable, (ii) do not in the aggregate exceed 10% of any benefit payment, and (iii) are neither for the purpose, nor have the effect of defraying plan administration costs.

(b)           An arrangement whereby a Participant, beneficiary, or contingent annuitant directs the Plan to pay all or any portion of a Plan benefit to a third party (including but not limited to a Participating Employer) will not constitute an “assignment or alienation” for purposes of this section if (i) it is revocable at any time by the Participant, beneficiary, or contingent annuitant, and (ii) the third party files a written acknowledgement with the Company stating that the third party has no enforceable right in, or to, any plan benefit payment or portion thereof (except to the extent of payments actually received pursuant to the arrangement).  The written acknowledgement must be filed with the Company not later than 90 days after the arrangement is entered into.

(c)           The Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code § 414(p).  Where payments are to be made under a qualified domestic relations order before payments commence to the Participant, the present value of the benefits actually accrued for the Participant shall be determined on an Actuarial Equivalent basis. All benefits otherwise payable under the Plan with respect to a Participant shall be adjusted to the extent necessary to comply with a qualified domestic relations order.  The Company may defer pension payments subject to a domestic relations order pending determination that the order is qualified.

Sec. 8.7  Payment of Taxes.  The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency’s opinion it shall be or may be required to pay out of such benefit.  The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

Sec. 8.8  Conditions Precedent.  No person shall be entitled to a benefit hereunder until his or her right thereto has finally been determined by the Company or until he or she has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

Sec. 8.9  Company Directions to Funding Agency.  The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

Sec. 8.10  Benefits Not Increased by Actuarial Gains. Forfeitures arising from severance of employment, death, or for any other reason shall not be applied to increase the benefits that any person would otherwise receive under the Plan.

Sec. 8.11  Pensions Not Decreased on Account of Certain Social Security Increases.  Notwithstanding any provisions of the Plan to the contrary, if a Participant has a Termination of Employment and does not subsequently again become eligible to accrue benefits under the Plan, any pension to which he or his beneficiary is entitled under the Plan shall not be decreased by reason of any post-Termination of Employment social security increase effective after his Termination of Employment.  If a Participant has a Termination of Employment and subsequently again becomes eligible to accrue benefits under the Plan, no post-Termination of Employment social security benefit increase effective before he again becomes eligible to accrue benefits under the Plan shall be applied to reduce his pension under the Plan to less than the pension to which he would have been entitled had he not again become eligible to accrue benefits under the Plan.  For purposes of this section, “post-Termination of Employment social security benefit increase” means an increase in a benefit level or wage base under Title II of the Social Security Act occurring after the later of (i) the Participant’s Termination of Employment or (ii) September 2, 1974.

Sec.  8.12  Maximum Limitations on Benefits.  Notwithstanding any provision of the Plan to the contrary, a Participant’s benefit under the Plan shall not exceed the maximum amount permitted under Code § 415 and applicable regulations, all of which are incorporated herein by this reference. For purposes of the preceding sentence:

(a)           A Participant’s annual pension for any Plan Year may not exceed the lesser of:

(1)           The amount permitted by Code § 415(b)(1)(A), which is $195,000 for 2009 and is subject to a cost of living adjustment for years after 2009.

(2)           100% of the Participant’s average Compensation for his high three consecutive years of employment.

(b)           If a Participant’s benefit is paid in any form other than a straight life annuity or a qualified joint and survivor annuity (as defined in Code § 417(b)), such benefit shall be converted on an Actuarial Equivalent basis to a straight life annuity beginning at the same age for purposes of applying the limit in (a).  For this purpose, the Actuarially Equivalent straight life annuity is whichever of the following amounts is greater:

(1)           The annual amount of the straight life annuity (if any) that could be paid to the Participant under the Plan commencing on the same annuity starting date as the Participant’s actual form of payment.

(2)                                  The annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit actually payable to the Participant, computed using these actuarial assumptions:

(A)                              Interest.  Use 5% annual interest.

(B)                                Mortality.  Use the “applicable mortality table” referenced in Code §417(e)(3)(B) as amended by the Pension Protection Act of 2006.

(c)                                  If a Participant’s benefit commences before age 62, the limit in (a)(1) shall be reduced so that it is the equivalent of a $195,000 annual benefit commencing at age 62.  (The $195,000 amount is subject to adjustment for years after 2009.) For this purpose, the reduced limit shall be whichever of the following amounts is less:

(1)                                  Multiply limit by a fraction, numerator of which is the amount payable on the annuity starting date, and the denominator of which is the amount which would be payable if the annuity starting date was delayed to the date the Participant attained age 62.  The numerator and denominator both are determined without regard to the limits under Code §415.

(2)                                  Reduce limit so that it is the actuarial equivalent of a straight life annuity commencing at age 62 in an amount equal to the limit in (a)(1).  For this calculation, use a 5% annual interest rate and the “applicable mortality table” referenced in Code §417 (e)(3)(B) as amended by the Pension Protection Act of 2006.  Also, if the Participant’s Termination of Employment was a Vested Termination, an adjustment for the probability of death prior to age 62 shall be applied.  However, no adjustment for the probability of death prior to age 62 is required if the Participant’s Termination of Employment was an Early Retirement.

(d)                                 If a Participant’s benefit commences after age 65, the limit in (a)(1) shall be increased so that it is the actuarial equivalent of a $195,000 annual benefit commencing at age 65.  (The $195,000 amount is subject to adjustment for years after 2009.)  This increase will be calculated as provided in Treas. Reg. 1.415(b)-1(e).  No adjustment will be made to reflect the probability of the Participant dying after age 65 but before benefit payments commence.

(e)                                  If a Participant has less than ten years of participation in this Plan, the limit in (a)(1) shall be reduced by multiplying it by a fraction, the numerator of which is the number of years (or part thereof) of participation (not to exceed ten and not to be less than one) in this Plan and the denominator of which is ten.

(f)                                    If a Participant has less than ten years of service with the Company and its Affiliates, the limit in (a)(2) shall be reduced by multiplying it by a fraction, the numerator of which is the number of years (or part thereof) of service (not to exceed ten and not to be less than one) and the denominator of which is ten.

(g)                                 If a Participant is or has been covered under more than one defined benefit plan maintained by a Participating Employer or an Affiliate, the sum of the Participant’s annual benefits under all such plans may not exceed the maximum amount permitted under this section.  To the extent necessary to comply with such limit, the benefits under all such plans shall be reduced on a pro rata basis.

(h)                                 Annual adjustments of the limit under (a)(1) will not apply with respect to a Participant for Plan Years beginning after the Participant’s Termination of Employment or attainment of age 55, whichever is later.

(i)                                     For purposes of this section, “Compensation” means a Participant’s wages as defined for purposes of federal income tax withholding, subject to the following:

(1)                                  Compensation means the gross amount before any reduction pursuant to Code §§ 125, 132(f)(4) or 401(k).

(2)                                  Compensation excludes amounts by which an employee’s pay is reduced pursuant to an unfunded non-qualified plan of deferred compensation. However, payments received pursuant to such a plan are Compensation in the year such amounts are subject to federal income tax withholding.

(3)                                  Compensation includes amounts realized from the exercise of non-qualified stock options, or the value of restricted stock (including restricted stock units or property) held by the Participant when such amounts become subject to federal income tax withholding.  Compensation also includes dividends or dividend equivalents that are paid on restricted stock or restricted stock units, as applicable, that are reported as income on an employee’s Form W-2.

(4)                                  Compensation recognized for an employee for a Plan Year shall not exceed the amount permitted by Code § 401(a)(17), which is $245,000 for 2009 and is subject to a cost of living adjustment for years after 2009.

(5)                                  Severance pay is not included in Compensation. However, payments representing a Participant’s regular pay, overtime pay, sick pay, shift differential and commissions earned while an employee and paid by the later of 2 ½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment are included in Compensation.

(j)                                     This Section shall be applied in accordance with final regulations under Code

§415 that were issued by the Department of Treasury and Internal Revenue Service on April 5, 2007, which are hereby incorporated by reference.

Sec. 8.13  Distributions Made in Accordance with Code § 401(a)(9) .  Distributions hereunder shall be made in accordance with the requirements of Code § 401(a)(9) and regulations thereunder, including Treasury Regulation Section 1.401(a)(9)-1 through 9.  Any provisions of the Plan that are inconsistent with Code § 401(a)(9) and the regulations thereunder shall be deemed inoperative.

Sec. 8.14  Deemed Cash-Out Upon Termination of Employment for Unvested Participants.  A Participant who is zero percent vested and experiences a Termination of Employment is deemed upon his or her Termination of Employment to have received an immediate cash-out of his or her Accrued Monthly Pension under the Plan and to have forfeited the unvested portion of his or her Accrued Monthly Pension under the Plan.

Sec. 8.15  Rollovers and Transfers to Other Qualified Plans.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee. The following definitions shall be used in administering the provisions of this section.

(a)                                  Eligible rollover distribution:  For purposes of this section, an eligible rollover distribution is a distribution of $200 or more paid in a single lump sum pursuant to Sec. 8.2 or pursuant to any Appendix to the Plan.

(b)                                 Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), a qualified trust described in Code §401(a), an annuity plan described in Code § 403(a), an eligible deferred compensation plan described in Code § 457(b) maintained by a governmental entity which agrees to separately account for amounts transferred from this Plan, a tax sheltered annuity contract described in Code § 403(b), or a Roth IRA described in Code §408A.

(c)                                  Distributee:  A distributee means a Participant, a Participant’s surviving spouse, or a former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).  A Beneficiary who is not the surviving spouse also is a distributee eligible to elect a direct rollover under this section, but such a rollover may only be made to the Beneficiary’s individual retirement account or individual retirement annuity, and not to any other type of Plan.

(d)                                 Automatic rollovers:  On or after March 28, 2005, each lump sum distribution made to a Participant under Sec. 8.2 which is in excess of $1,000 shall be automatically rolled over to an individual retirement account selected by the Company unless the Participant directs that the distribution be paid directly to the distributee or rolled over to another eligible retirement plan. Automatic rollovers are subject to Code § 401(a)(31) and any applicable Treasury Department or Labor Department guidance interpreting the automatic rollover requirements. However, the automatic rollover requirement does not apply to the following types of lump sum distributions:

(a)                                  Death benefits distributed to a surviving spouse or other Beneficiary.

(b)           Distributions to a Participant who has attained Normal Retirement Age.

Sec. 8.16  Special Benefit Limitation. Notwithstanding any other provision of the Plan to the contrary, the payment of benefits under the conditions set forth in this section shall be limited as follows:

(a)                                  Upon termination of the Plan, the benefit of any Participant who is either a “highly compensated employee” or a “highly compensated former employee” shall be limited to a benefit that is nondiscriminatory under Code § 401(a)(4).

(b)                                 The annual benefit payable under the Plan to any Participant described in subsection (c) of this section shall not exceed an amount equal to the payments which would be made to him in that year under a straight life annuity that is the Actuarial Equivalent of the nonforfeitable benefit to which he is entitled under the Plan; provided that the restrictions set forth in this subsection (b) shall not apply if:

(1)                                  after payment to the Participant of his benefit under the Plan, the value of the Plan’s assets equals or exceeds 110% of the value of the Plan’s current liabilities; or

(2)                                  the value of such Participant’s benefit under the Plan is less than 1% of the value of such current liabilities; or

(3)                                  the Actuarial Equivalent value of the Participant’s benefit is $5,000 or less.

(c)                                  The restriction set forth in subsection (b) shall apply to benefits payable under the Plan for any Plan Year to any Participant who is either a “highly compensated employee” or “highly compensated former employee” with respect to such Plan Year; provided, that if the number of such highly compensated employees and highly compensated former employees for any Plan Year exceeds 25, the restriction set forth in subsection (b) shall apply for the Plan Year only to the 25 such highly compensated employees and highly compensated former employees with the greatest Compensation (as defined in Sec. 8.12(i)) for the current or any prior Plan Year.

(d)                                 For purposes of this section, the terms “highly compensated employee” and “highly compensated former employee” shall have the meanings ascribed to such terms in Code §§ 414(q)(1) and 414(q)(6), respectively.

Sec. 8.17  Benefits of Reemployed Veterans.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code § 414(u).  For this purpose:

(a)                                  As provided by Code § 414(u), “Qualified Military Service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he or she is qualified under such chapter to reemployment rights with the Company or an Affliate following such military service.

(b)                                 “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.

(c)                                  If an individual returns to employment with the Company or an Affiliate following a period of Qualified Military Service under circumstances and that he or she has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:

(1)                                  The Qualified Military Service shall be recognized as Elapsed Time, Credited Service, Years of Eligibility Service, and Bemis Elapsed Time to the same extent as it would have been if the employee had remained continuously employed with the Company or an Affiliate rather than going in the military.

(2)                                  Monthly Earnings shall be determined for the individual as of each January 1 during the period of Qualified Military Service.  The amount of Monthly Earnings shall be determined by the Company consistent with the requirements of the USERRA, and shall reflect the Company’s best estimate of the earnings the individual would have received but for the Qualified Military Service.

(3)                                  If the individual received a lump sum cashout of the benefits accrued under the Plan prior to the Qualified Military Service, he or she may repay said lump sum with interest.  Interest for this purpose shall be calculated in accordance with any applicable regulations under USERRA.  Any such repayment must be made within five years after the individual’s reemployment date.

(d)                                 If a Participant dies while performing Qualified Military Service (as defined in USERRA), the Participant’s survivors shall receive the same benefits under the Plan as if the Participant died while employed by a Participating Employer and the period of Qualified Military Service was recognized for purposes of determining vesting.  This rule does not, however, require survivors to be provided with any additional benefit accruals relating to the period of Qualified Military Service.

(e)                                  Regardless of whether the individual returns to employment with a Participating Employer following the military service, any “differential pay” paid to the Participant by a Participating Employer on or after January 1, 2009 will be recognized by the Plan as “Compensation” for purposes of Sec. 8.12(i) and for any other purpose, to the extent required by the Heroes Earnings Assistance and Tax Relief Act (“HEART Act”) of 2008.  This provision will be administered in a way so that it does not result in reducing the individual’s Final Average Earnings.

(f)                                    The foregoing provisions are intended to provide the benefits required by USERRA and the HEART Act, and are not intended to provide any other benefits. This section shall be construed consistently with said intent.

Sec. 8.18  Retroactive Annuity Starting Dates.  A Participant may elect to have his or her pension begin as of a “retroactive annuity starting date”, subject to the following:

(a)                                  “Retroactive annuity starting date” means a date elected by a Participant which is prior to the date the written explanation of qualified joint and survivor annuity required by Code § 417(a)(3) is provided to the Participant.

(b)                                 The retroactive annuity starting date may be the first day of any month on or after the first day of any month on or after the date the Participant was eligible to receive a pension, subject to the following:

(1)                                  If the person is being paid under Sec. 6.2 or 6.4 as of a date prior to the Participant’s Normal Retirement Date:

(A)                              Except as provided in (B), the retroactive annuity starting date may not be earlier than the date the Participant notified the Company that he or she would like the pension to commence.

(B)                                However, if the Participant’s employment was involuntarily terminated by his or her employer, he or she may provide such notice to the Company within 30 days following his or her termination date, in which case the pension can commence as of the first day of the month following his or her Termination of Employment.

(2)                                  If the pension is being paid under Sec. 6.3, the retroactive annuity starting date may not be earlier than the date specified in Sec. 6.3(e).

(c)                                  The monthly pension amount payable under this section will be equal to the amount that would have been payable if the Participant’s pension had begun on the retroactive annuity starting date.

(d)                                 A Participant who elects a pension with a retroactive annuity starting date shall receive a makeup payment reflecting any missed payments from the retroactive annuity starting date through the date the makeup payment is paid. The makeup payment shall include interest on each missed payment for the period beginning on the date the missed payment would have been paid if the pension had commenced on the retroactive annuity starting date and ending on the date the makeup payment is paid. Interest shall be determined using the interest rate for lump sums payable in the Plan Year the makeup payment is paid, as provided in Sec. 4.12(c)(1).  For example, if a pension has a retroactive annuity starting date of May 1, 2004 and the makeup payment is paid April 1, 2005, interest on the missed payments will be at the 2005 rate (i.e., the October 2004 30-year Treasury rate).

(e)                                  If the Participant has a spouse on the date the first pension payment is actually paid, the Participant’s election is subject to the consent of said spouse.  However, said spouse’s consent is not required if the Participant elects to receive the retroactive pension as a Qualified Joint and Survivor Annuity and the death benefit payable to said spouse is at least equal to the death benefit the spouse would have received if the benefit commenced on the date the first pension payment actually is paid and in the form of a Qualified Joint and 50% Survivor Annuity.

(f)                                    If the Participant was married on the Retroactive Annuity Starting Date, but is no longer married to that spouse on the date the first pension payment actually is paid, the consent of the former spouse is not required except to the extent provided in any applicable qualified domestic relations order.

Sec. 8.19               Limitations Pursuant to Code §436. To the extent required by Code §436 and any applicable regulations or other guidance, the Plan is subject to the following limitations:

(a)                                  Limitation on unpredictable contingent event benefits.  Any unpredictable contingent event benefit will not be paid if the event occurs at a time when the Plan’s AFTAP is less than 60% (or would be less than 60% if the unpredictable contingent event benefit were taken into account). For this purpose, “unpredictable contingent event benefit” means any benefit (or increase in benefits) that is contingent on a plant shutdown or similar event, or on a factor other than age, service, compensation, death or disability.

(b)                                 Limitation on Plan amendments.  No amendment that has the effect of increasing liabilities of the Plan will take effect at a time when the Plan’s AFTAP is less than 80% (or would be less than 80% if the amendment were taken into account).  However, this restriction does not apply to a benefit increase under a formula which is not based on a participant’s compensation, provided the rate of increase does not exceed the contemporaneous rate of increase in wages of Participants covered by the amendment.

(c)                                  Limitation on accelerated benefit payments.  The following limitations apply to amounts which are considered “prohibited payments” for purposes of Code §436(d):

(1)                                  If the Plan’s AFTAP is less than 60%, the Plan will not pay any prohibited payment with an annuity starting date on or after the applicable Code §436 measurement date.

(2)                                  The Plan will not pay any prohibited payment with an annuity starting date while the Company is in bankruptcy, provided, however, that this restriction does not apply if the Plan’s Actuary certifies that the Plan’s AFTAP is not less than 100%.

(3)                                  If the Plan’s AFTAP is 60% or more but less than 80%, prohibited payments will be restricted to the extent required by applicable regulations.

(4)                                  For purposes of this subsection, an amount payable for a month is a “prohibited payment” to the extent it exceeds the sum of (i) the amount payable for that month under a straight life annuity with the same annuity starting date plus (ii) any social security supplement payable under the Plan for that month.  Purchase of an irrevocable annuity is also a prohibited payment, as is any other form of payment so identified in applicable guidance.  However, a lump sum payment under Sec. 8.2 is not a prohibited payment.

(d)                                 Limitation on benefit accruals.  If the Plan’s AFTAP is less than 60%, benefit accruals under the Plan will cease until such time as the Plan’s AFTAP is at least 60%.

(e)                                  AFTAP.  The Plans “AFTAP” is its Adjusted Funded Target Attained Percentage as determined by the Plan Actuary in accordance with Code §436 and §430.

(f)                                    Rules of construction.  The foregoing provisions are intended to limit benefits to the extent required by Code §436 and are not intended to impose any other limitations.  This section shall be construed consistently with that intent.

ARTICLE IX

FUND

Sec. 9.1  Composition.  All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investment made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund”.  The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.  If for any purpose it is necessary to determine the value of an asset in the Fund for which fair market value is not available, the value of such asset shall be its fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if the asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee.

Sec. 9.2  Funding Agency.   The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes.  Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company.  The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund.  The selection and appointment of each Funding Agency shall be made by the Company.  The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract.  The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan.  Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

Sec. 9.3  Compensation and Expenses of Funding Agency. The Funding Agency shall be entitled to receive reasonable compensation for its services as may be agreed upon with the Company.  The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services.  Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

Sec. 9.4  Securities and Property of Participating Employers.  An agreement with a Funding Agency may provide that the Fund may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA, and to the extent permitted by ERISA.  If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Fund from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such assets are held in trust and the trust agreement so provides, as determined in good faith by the trustee.

Sec. 9.5  No Diversion.  The Fund shall be for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.  Such expenses may include premiums for the bonding of Plan officials required by ERISA and may also include premiums payable to the Pension Benefit Guaranty Corporation.  No part of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

(a)                                  If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)                                 Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code § 404. To the extent the deduction is disallowed, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(c)                                  If, in the case of termination of the Plan, any residual assets remain in the Fund after all liabilities of the Plan to Participants and their beneficiaries have been satisfied, such residual assets shall be returned to the Participating Employers in such proportions as the Company may determine.

Sec. 9.6  Employer Contributions.  The Participating Employers shall make such contributions to the Fund from time to time as they consider advisable.

ARTICLE X

ACTUARY

Sec. 10.1  Appointment.  The Company shall appoint as Actuary hereunder an individual who is an enrolled actuary as defined in ERISA or a partnership, corporation, or other organization which has as a partner or employee thereof such an enrolled actuary.

Sec. 10.2  Responsibilities.  The Actuary shall have the responsibilities expressly allocated to it hereunder and shall have such other responsibilities with respect to the Plan as may be agreed upon by the Company and the Actuary.

Sec. 10.3  Compensation.  The Actuary shall receive such reasonable compensation for its services hereunder as may be agreed upon by the Company and the Actuary.  To the extent not paid from the Fund, such compensation shall be paid by the Participating Employers in such proportions as the Company shall determine.

Sec. 10.4  Resignation, Removal, and Successor.  Any agreement between the Company and the Actuary for services hereunder may be terminated by either party on 30 days written notice to the other.  In the event of a vacancy in the office of Actuary, the Company shall appoint a successor.

ARTICLE XI

ADMINISTRATION OF PLAN

Sec. 11.1  Administration by Company.  The Company is the “administrator” of the Plan for purposes of ERISA.  Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.  In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan.  Except in cases where the Plan expressly provides to the contrary, action on behalf of the Company may be taken by any of the following:

(a)                                  The Board.

(b)                                 The chief executive officer of the Company.

(c)                                  Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

Sec. 11.2  Certain Fiduciary Provisions.  For purposes of the Plan:

(a)                                  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)                                 A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)                                  To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)                                 At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e)                                  Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 11.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)                                    A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.  However, no person so serving who already receives full-time pay from a Participating Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 11.3  Evidence.  Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

Sec. 11.4  Correction of Errors.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency.  The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate.  Such adjustments shall be final and binding on all persons.

Sec. 11.5  Records.  Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law.  Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

Sec. 11.6  Claims Procedure.  The Company shall establish a claims procedure consistent with the requirements of ERISA.  Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.  No person claiming a benefit under the Plan may initiate a civil action regarding the claim until all steps under the claims procedure (including appeals) have been completed.

Sec. 11.7  Bonding.  Plan personnel shall be bonded to the extent required by ERISA.  Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund.  Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine.  The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Sec. 11.8  Waiver of Notice.  Any notice required hereunder may be waived by the person entitled thereto.

Sec. 11.9  Agent For Legal Process.  The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 11.10  Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, each officer, and each employee (collectively referred to as the “Indemnitee”) of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.  The Company shall have the right, but not the obligation, to select counsel and control the defense and settlement of any action against the Indemnitee for which the Indemnitee may be entitled to indemnification.

ARTICLE XII

AMENDMENT, TERMINATION, MERGER

Sec. 12.1  Amendment.  Subject to the non-diversion provisions of Sec. 9.5, the Company, by action of the Board, or by action of a person or committee so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent.  The Company agrees that promptly upon the adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its adoption to each Funding Agency then acting.

Sec. 12.2               Reorganization of Participating Employers.  If two or more Participating Employers are consolidated or merged or if one or more Participating Employers acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees.  In such event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Sec. 12.3               Termination.   The Plan may be terminated by the Company, by action of the Board.  Any such termination shall be made in compliance with all applicable provisions of ERISA.  The Plan may also be terminated by action of the Pension Benefit Guaranty Corporation pursuant to the provisions of ERISA.  Upon termination of the Plan, the following shall be applicable:

(a)                                  No further benefits shall accrue, and the rights of each employee to benefits accrued to the date of such termination, to the extent then funded, shall be nonforfeitable; provided, however, that the sole recourse for satisfaction of such rights shall be to the Fund and, where applicable, to the Pension Benefit Guaranty Corporation.

(b)                                 The Funding Agency shall receive for the Fund any amount recovered under § 4045 of ERISA.

(c)                                  The Funding Agency shall deduct from the Fund its compensation, expenses properly chargeable thereto, and any and all taxes that may be imposed upon the Fund by virtue of the Plan termination or otherwise; provided, however, that the Funding Agency may accept such reasonable indemnity therefor from the Participating Employers as the Funding Agency shall specify.

(d)                                 If adequate the Fund shall then be applied to provide, in accordance with the provisions of the Plan as in effect at the time of such termination, all benefits accrued to the date of such termination whether vested or not.

(e)                                  If the Fund is not adequate to provide all benefits accrued to the date of termination, the assets of the Fund shall be allocated to provide benefits in the following order of priority subject to any applicable regulations promulgated by the Pension Benefit Guaranty Corporation or the Secretary of the Treasury:

(1)                                  To provide that portion of each individual’s accrued benefit that is derived from the Participant’s contributions to the Fund, if any.

(2)                                  In the case of benefits payable as an annuity:

(A)                              In the case of the benefit of a Participant or beneficiary which was in pay status as of the beginning of the 3-year period ending on the termination date of the Plan, to provide each such benefit, based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.  The lowest benefit in pay status during the 3-year period shall be considered the benefit in pay status for such period.

(B)                                In the case of the benefit of a Participant or beneficiary (other than a benefit described in subparagraph (A) above) which would have been in pay status as of the beginning of the 3-year period ending on the termination date of the Plan if the Participant had retired prior to the beginning of the 3-year period and if his benefits had commenced as a life only annuity as of the beginning of such period, to provide each such benefit based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.

(3)                                  To provide all other benefits, if any, of individuals under the Plan guaranteed under ERISA (determined without regard to ERISA § 4022(b)(5)), and the additional benefits, if any, which would be so provided if ERISA § 4022(b)(6) did not apply.  In determining such benefits, ERISA § 4021 shall be applied without regard to subsection (c) thereof.

(4)                                  To provide all other nonforfeitable benefits under the Plan. If the assets available are not sufficient to satisfy in full such benefits:

(A)                              The assets shall be allocated to provide individuals with such benefits accrued under the Plan as in effect at the beginning of the 5-year period ending on the date of Plan termination.

(B)                                If the assets available for allocation under subparagraph (A) above are sufficient to satisfy in full the benefits described therein (without regard to this subparagraph (B)), then for purposes of subparagraph (A), benefits of individuals thereunder shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such 5-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of such individuals, and any assets remaining to be allocated shall be allocated on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

(5)                                  To provide all other accrued benefits under the Plan.

The amount allocated under any of paragraphs (1) through (5) above with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under any of the preceding of said paragraphs.  Except as otherwise provided in paragraph (4) above, if the assets available for allocation under any of said paragraphs are insufficient to satisfy in full the benefits to be provided individuals under such paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value, as of the termination date of the plan, of their respective benefits described in such paragraph.  If the Secretary of the Treasury determines that the allocation made pursuant to this subsection results in discrimination prohibited by Code § 401(a)(4) then, if required to prevent the disqualification of the Plan, the assets shall be reallocated to the extent necessary to avoid such discrimination but only to the extent permitted by ERISA.

(f)                                    If all liabilities of the Plan to Participants and their beneficiaries have been satisfied, any residual assets of the Plan shall be returned to the Participating Employers if such distribution does not contravene any provision of law; provided, however, that if any asset of the Plan attributable to employee contributions should remain after all liabilities of the Plan to Participants and their beneficiaries have been satisfied, such assets shall be equitably distributed to the employees who made such contributions (or their beneficiaries) in accordance with their rate of contributions.

(g)                                 If the Actuarial Equivalent present value of an individual’s entire benefit is $5,000 or less, the benefit shall be paid in a single sum promptly after termination of the Plan; provided, however, that payment may be deferred as provided in Sec. 12.6.  In all other cases, benefits following termination of the Plan shall be provided through purchase of an annuity contract from an insurance company offering the same settlement options and payment terms as are provided under the Plan.

(h)                                 In the event of the termination of the Plan, all Plan provisions and any agreements with Funding Agencies relating to the Plan shall continue to have effect for the purpose of completing distributions in accordance with this section.

Sec. 12.4  Partial Termination.   If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, the right to benefits of each Participant with respect to whom the Plan is partially terminated, to the extent then funded, shall be fully vested and nonforfeitable.

Sec. 12.5  Merger, Consolidation, or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 12.6  Deferral of Distributions.   Notwithstanding any provisions of the Plan to the contrary, in the case of a complete or partial termination of the Plan, the Company or the Funding Agency may (but is not required to) defer any distribution of benefit payments to Participants and beneficiaries with respect to which such termination applies until after the following have occurred:

(a)                                  Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Code § 401(a).

(b)                                 Appropriate adjustment of the Fund to reflect taxes, costs, and expenses, if any, incident to such termination.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Sec. 13.1  Headings.  Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

Sec. 13.2  Capitalized Definitions.  Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

Sec. 13.3  Gender.  Any references to the masculine gender include the feminine and vice versa.

Sec. 13.4  Use of Compounds of Word “Here”.  Use of the words “hereof”, “here”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

Sec. 13.5  Construed as a Whole.  The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

ARTICLE XIV

TOP-HEAVY PLAN PROVISIONS

Sec. 14.1  Key Employee Defined.  “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or an Affiliate having annual Compensation greater than $160,000 (as adjusted under Code § 416(i)(1) for Plan Years after 2009), a five-percent owner of the Company or of an Affiliate, or a one-percent owner of the Company having annual Compensation of more than $150,000.  “Compensation” for this purpose is as defined in Sec. 8.12(i). The determination of who is a key employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Sec. 14.2  Determination of Top-Heavy Status.  The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)                                  The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

(1)                                  If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

(2)                                  If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

(b)                                 The “top-heavy ratio” shall be determined as follows:

(1)                                  If the ratio is being determined only for this Plan or if the aggregation group only includes defined benefit pension plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the present values of the accrued benefits of all Key Employees under the Plan or plans as of the determination date (including any part of any accrued benefit distributed in the one-year period ending on the determination date), and the denominator of which is the sum of the present value of all accrued benefits (including any part of any accrued benefit distributed in the one-year period ending on the determination date) of all employees under the Plan or plans as of the determination date.  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.)

(2)                                  If the determination is being made for a required or permissive aggregation group which includes one or more defined contribution plans,

the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date).  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.) Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3)                                  In the case of any distribution made for a reason other than severance from employment, death or disability, paragraphs (1) and (2) shall be applied by substituting “five-year period” for “one-year period”.

(4)                                  For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date.  The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c)                                  “Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code §§ 401(a)(4) and 410.

(d)                                 “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(e)                                  “Determination date” for any Plan Year means the last day of the preceding Plan Year.

(f)                                    The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(g)           If an individual has not performed services for the employer during the one-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

Sec. 14.3  Minimum Accrued Benefit.  If the Plan is a Top-Heavy Plan, notwithstanding any other provisions of this Plan, each Participant who is not a Key Employee shall have a minimum accrued benefit (to be provided by employer contributions and expressed as a single life annuity, with no ancillary benefits, commencing at age 65) equal to the applicable percentage of the Participant’s average monthly compensation for years in the testing period.

(a)                                  For purposes of this section:

(1)                                  The “applicable percentage” is the lesser of 2 percent multiplied by the Participant’s number of years of service with the employer, or 20 percent. For purposes of this paragraph (1), a Participant has a year of service for each Plan Year in which he completes 1000 Hours of Service; provided, however, that the following years shall not be taken into account:

(A)                              Plan Years commencing before January 1, 1984.

(B)                                Plan Years in which the Plan is not a Top-Heavy Plan.

(C)                                Plan Years in which the Participant is a Key Employee.

(D)                               Plan Years that end before the Participant attains age 18.

(E)                                 Plan Years during which the employer did not maintain the Plan or a predecessor plan.

(2)                                  “Compensation” is defined in Sec. 8.12(i).

(3)                                  “Hour of Service” is defined in Sec. 6.7(f).

(4)                                  A Participant’s “testing period” comprises the five consecutive Plan Years during which the Participant had the greatest aggregate compensation from the employer, subject to the following:

(A)                              The Plan Years taken into account for purposes of this paragraph shall be adjusted for years not included in years of service for purposes of paragraph (1) above, as provided in Code § 416(c)(1)(D)(ii).

(B)                                Any Plan Year commencing after the last Plan Year in which the Plan was a Top-Heavy Plan shall be disregarded for purposes of this paragraph if by disregarding such Plan Year the Participant’s average monthly compensation for years in the testing period will be reduced.

(b)                                 If a Participant becomes entitled to a benefit under the Plan, and (i) if the form of the benefit is other than a single life annuity and/or (ii) if the benefit commences at an age other than age 65, the benefit payable to the Participant must be at least the Actuarial Equivalent of the minimum single life annuity benefit commencing at age 65.

(c)                                  A Participant’s minimum accrued benefit required under this section, to the extent required to be nonforfeitable under Sec. 14.4, shall not be subject to suspension of payment under Sec. 6.7(a)(2).

(d)                                 This section shall not apply to any Participant who is covered under any other defined benefit plan of the employer to the extent the minimum benefit requirement otherwise applicable under this Plan will be satisfied by such other plan.

Sec. 14.4  Vesting Schedule.  If a Participant’s Termination of Employment occurs under such circumstances that he is not entitled to a benefit under Sections 6.1-6.4, and if he was an Active Participant during a Plan Year for which the Plan was a Top-Heavy Plan, he shall be entitled to a benefit under this section.  Except as modified by this section, such benefit shall be payable under the terms and conditions that would be applicable to a Vested Termination benefit under Sec. 6.4.

(a)                                  The monthly amount of the benefit under this section shall be an amount equal to the Participant’s Accrued Monthly Pension multiplied by the vested percentage determined according to the number of his years of Elapsed Time, as follows:

Years of Elapsed Time	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

(b)                                 This section shall not apply to a Participant who has no Elapsed Time after the Plan becomes a Top-Heavy Plan.

(c)                                  If the Plan ceases to be a Top-Heavy Plan and continues to be a non-Top-Heavy Plan until the Participant’s Termination of Employment, the benefit to which the Participant is entitled under this section shall not exceed the benefit to which he would have been entitled if his Termination of Employment had occurred on the date of such cessation. However, the preceding sentence shall not apply to any

Participant who has completed three years of Elapsed Time by the end of the last Plan Year for which the Plan was a Top-Heavy Plan.

Sec. 14.5  Definition of Employer.  For purposes of this Article XIV, the term “employer” means the Company and any trade or business entity under Common Control with the Company.

Sec. 14.6  Exception For Collective Bargaining Unit. Sections 14.3 and 14.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

Schedule A

BEMIS RETIREMENT PLAN

Locations Where Hourly Paid Employees Are

Qualified Employees (Plan Sec. 2.37(a)(2))

1.             Effective as of January 20, 1994:

(a)           Perfecseal Oshkosh, Wisconsin.

2.                                       Effective as of January 1, 1997:

(a)                                  Curwood Fremont, Ohio.

(b)                                 Curwood Bemistape Oshkosh, Wisconsin.

(c)                                  Curwood Weldon Oshkosh, Wisconsin.

(d)                                 Milprint Lancaster, Wisconsin.

(e)                                  Milprint Lebanon, Pennsylvania.

(f)                                    MACtac Scranton, Pennsylvania.

(g)                                 Nellis, Nevada.

(h)                                 MACtac Kansas City.

(i)                                     Bemis Hazleton, Pennsylvania (non-bargaining unit employees only).

(j)            MACtac Stow (non-bargaining unit employees only).

3.                                       Effective as of January 1, 1998:

(a)                                  Milprint Oshkosh North, Wisconsin (formerly Banner Packaging).

(b)                                 Milprint Shelbyville, Tennessee (formerly Bemis Custom Products and Paramount Tennessee).

4.                                       Effective as of January 1, 1999:

(a)                                  Milprint Longview, Texas (formerly Bemis Custom Products and Paramount Texas).

(b)                                 Morgan Adhesives Company — Columbus, Indiana

5.                                       Effective as of January 1, 2000:

(a)           Curwood New London, Wisconsin (non-bargaining unit employees only).

(c)                                  Terre Haute, Indiana (non-bargaining unit employees only).

6.             Effective as of September 1, 2000:

(a)           Curwood Shrink Packaging, Centerville, Iowa.

(b)           Curwood Shrink Packaging, Paul’s Valley, Oklahoma.

7.                                       Effective as of January 1, 2001:

(a)                                  Bemis Specialty Films — Oshkosh, Wisconsin

(b)                                 Bemis Converter Films — Oshkosh, Wisconsin

(c)                                  Milprint South Oshkosh (formerly Curwood Snack Films) — Oshkosh, Wisconsin

8.             Effective as of September 8, 2001:

(a)           Curwood Appleton, Wisconsin

(b)           Curwood Neenah, Wisconsin

9.                                       Effective as of July 30, 2002:  Bemis Clysar, Inc.

10.                                 Effective as of date employer became a Participating Employer:

(a)                                  Morgan Adhesives Company — Lawrenceville, Georgia.

Note:                   An hourly paid employee at a location listed in “1” through “9” above is not a Qualified Employee with regard to service prior to the effective date shown for that location.  Hourly paid employees at Lawrenceville Georgia are eligible to be Qualified Employees retroactive to the date Morgan Adhesives Company became a Participating Employer.

Appendix A

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain

Employees and Former Employees of

Hayssen Manufacturing Company

Prior to April 1, 1980, Hayssen Manufacturing Company (“Hayssen”) maintained the Hayssen Retirement Plan as a separate plan for the benefit of its eligible employees.  Effective as of April 1, 1980, the Hayssen Retirement Plan was merged with and into the Bemis Retirement Plan.  The following modifications of the Bemis Retirement Plan are applicable in determining benefits payable with respect to persons who were participants in the Hayssen Retirement Plan and who terminated employment on or after January 1, 1989. Such persons are hereafter referred to as “Hayssen Plan Participants”.  This Appendix is also applicable in determining the pension payable to any person who was a salaried employee of Hayssen and who transferred to a position as a salaried employee of Bemis Company, Inc. prior to July 1, 1976, and such a person is considered to be a “Hayssen Plan Participant”, provided he is a Qualified Employee on January 1, 1980 and has a Termination of Employment on or after January 1, 1989.

1.

Hayssen is a Participating Employer effective as of April 1, 1980.

2.

A Hayssen Plan Participant shall be deemed to have been a Qualified Employee during his employment with Hayssen prior to April 1, 1980, subject to the provisions of Sec. 2.37 other than Sec. 2.37(a). However, in the case of any person who became a participant in the Hayssen Retirement Plan on or before January 1, 1980, service with Hayssen prior to January 1, 1980 in capacities other than as an employee compensated in whole or in part on a regular stated salary basis or employed in an office clerical or supervisory position shall not be excluded from service as a Qualified Employee, except to the extent provided in Sec. 2.37(c).

3.

A Hayssen Plan Participant’s years of Elapsed Time shall be determined under Sec. 3.4; subject to the following:

(a)                                  A Hayssen Plan Participant shall not have fewer years of Elapsed Time for service prior to January 1, 1981 than his years of vesting service for such service as defined in Section 1.01(z) of the Hayssen Retirement Plan as in effect prior to the Merger Date.

(b)                                 If a Hayssen Plan Participant either (i) has an Employment Commencement Date which is prior to January 1, 1976 or (ii) has, on January 1, 1981, at least five years of vesting service as defined in Section 1.01(z) of the Hayssen Retirement Plan, his years of Elapsed Time shall not be less than the years of vesting service he would have had under Section 1.01(z) of the Hayssen Retirement Plan if said plan had remained in effect until his Termination of Employment.

4.

For purposes of determining his Credited Service under Sec. 3.5, a Hayssen Plan Participant’s Credited Service with respect to service as an employee of Hayssen prior to January 1, 1976 shall be equal to his Credited Service prior to January 1, 1976 as determined under the Hayssen Retirement Plan as in effect on June 30, 1976; provided, however, that all service as a Qualified Employee as defined in ‘2’ of this Appendix shall be recognized in computing said benefit if he became a participant in the Hayssen Retirement Plan on or before January 1, 1980.  However, in the case of any person referred to in the last sentence of the preamble to this Appendix, his Credited Service prior to January 1, 1976 shall be equal to the Credited Service he would have had under the Bemis Retirement Plan if Hayssen had been a Participating Employer on and after the person’s Employment Commencement Date.

5.

Each Hayssen Plan Participant shall be a Participant in the Plan as of April 1, 1980.

6.

The following sentences shall be added at the end of Sec. 6.5:

In the case of any person who became a participant in the Hayssen Retirement Plan prior to January 1, 1980 and who was formerly a Participant in the Hayssen Manufacturing Company Retirement Plan for Production, Maintenance and Nonsupervisory Engineering Employees, said reduction of his monthly benefit shall be based on the amount (expressed on a comparable basis that is an Actuarial Equivalent) he would have been eligible to receive under said plan.  Said amount shall be the monthly benefit payable under said plan plus any additional benefit attributable to his account balance under Hayssen Manufacturing Company Employees’ Trust Number 2.

7.

7.1  Prior Service Benefit Described.  Prior to establishment of the Hayssen Retirement Plan, Hayssen maintained a profit sharing plan for the benefit of certain employees.  That plan was named Hayssen Manufacturing Company Employees’ Trust Number 1 (“Trust

Number 1”). Hayssen discontinued contributions to Trust Number 1 for calendar years 1972 and following.  Amounts held in Trust Number 1 for the benefit of persons who became participants in the Hayssen Retirement Plan, to the extent such amounts were attributable to employer contributions, were transferred to the Hayssen Retirement Plan as of December 31, 1972. Certain benefits under the Hayssen Retirement Plan were based on the amounts so transferred plus interest.

7.2  Definition of Prior Service Benefit.  A Hayssen Plan Participant’s “Prior Service Benefit” is the value of his individual account in Trust Number 1 determined as of December 31, 1972 plus accumulated interest thereon, determined as follows:

(a)                                  For the period from December 31, 1972 though December 31, 1984, accumulated interest shall be computed at the annual rate of 5%, compounded annually.

(b)                                 For the period commencing January 1, 1985, accumulated interest shall be compounded annually, as of each December 31, with interest for a particular Plan Year to be credited at the same annual rate as was used as the interest rate in the actuarial valuation of the Plan for the actuarial valuation date occurring within that Plan Year.  However, no interest will be credited for periods after the Participant’s death or the date as of which his pension commences, whichever first occurs.  For the year in which an event referred to in the preceding sentence occurs, interest on the Participant’s Prior Service Benefit will be credited up to said event based on the interest rate used at the end of the preceding Plan Year for the year end adjustment of Prior Service Benefits.

7.3  Election to Receive Prior Service Benefit.  Upon Termination of Employment, any Hayssen Plan Participant may elect to receive his Prior Service Benefit.  A Hayssen Plan Participant who continues to be employed by a Participating Employer after attaining age 65 may also elect to receive his Prior Service Benefit.  Said elections shall be made in accordance with rules prescribed by the Company. Said rules may prescribe the method of so electing and the deadline by which the election must be filed with the Company.  If a Participant makes such an election, an amount equal to his Prior Service Benefit shall be paid to him in one sum as soon as practicable after his election, provided he is living on the payment date.  If a Participant’s Prior Service Benefit is paid to him pursuant to this section, his benefit under the Plan shall be reduced by an amount which is the Actuarial Equivalent of the Prior Service Benefit.

If a Participant’s death occurs prior to the date payment of his Prior Service Benefit would be made under this section, no payment shall be made under this section, but his Beneficiary may be entitled to a benefit under 7.4 of this Appendix.

7.4 Other Death Benefits. After all benefits payable with respect to a Participant have been paid (including any benefits payable to the Participant during his lifetime plus any death benefits payable under Sec. 7.1, 7.2, or 7.4), his Beneficiary shall be entitled to receive a single sum payment equal to the amount, if any, by which (a) exceeds (b):

(a)                                  The Participant’s Prior Service Benefit.

(b)                                 All benefits paid to the Participant during his lifetime (including monthly pension benefits and also including any refund of his Prior Service Benefit pursuant to the foregoing provisions of this Appendix) plus any death benefits payable under Sec. 7.1, 7.2, or 7.4.

7.5  Distributions Prior to July 1, 1976. In any case where a Hayssen Plan Participant’s benefit under Trust Number 1 was paid to him prior to July 1, 1976 upon his transfer from employment with Hayssen to a position as a salaried employee of Bemis Company, Inc., said payment shall not result in any reduction of his Accrued Monthly Pension.

Appendix B

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain

Employees and Former Employees of

Perfecseal

On April 29, 1996, Perfecseal, Inc. (“Perfecseal”), a wholly owned subsidiary of the Company, acquired certain assets from Paper Manufacturers Company.  Paper Manufacturers Company sponsored the Pension Plan of Paper Manufacturers Company (the “PMCO Plan”) for the benefit of its salaried employees. Salaried employees of Perfecseal continued accruing benefits under the PMCO Plan through December 31, 1996. Effective as of January 1, 1997, these employees became participants in the Bemis Retirement Plan. Effective as of February 28, 1997, certain assets and liabilities of the PMCO Plan were transferred to this Plan. The following modifications of the Bemis Retirement Plan are applicable in determining benefits payable with respect to persons who were participants in the PMCO Plan and who terminated employment on or after January 1, 1997.  Such persons are hereafter referred to as “PMCO Plan Participants”.

1.

Perfecseal is a Participating Employer effective as of January 1, 1997.

2.

A PMCO Plan Participant’s years of Elapsed Time shall be determined under Sec. 3.4; subject to the following:

(a)                                  A PMCO Plan Participant’s Elapsed Time for service prior to April 29, 1996 for purposes of determining vesting under the Plan shall include continuous service with Paper Manufacturers Company and its affiliates beginning on the Participant’s last date of hire prior to April 29, 1996.

(b)                                 A PMCO Plan Participant’s Elapsed Time for purposes of determining vesting under the Plan shall not be less than the Years of Vesting Service he would have had if the PMCO Plan, as in effect on December 31, 1996, had remained in effect until his Termination of Employment.

3.

Each PMCO Plan Participant shall be a Participant in the Plan as of January 1, 1997 (or as of the date he completes one Year of Eligibility Service, if later).

4.

A PMCO Plan Participant shall be eligible for Early Retirement as defined by Sec. 4.2 of this Plan after he has attained age 55 and completed 5 years of Elapsed Time and before he attains Normal Retirement Age.  Similarly, the provisions of Sec. 7.1, which normally require 10 years of Elapsed Time for early commencement of the Qualified Pre-retirement Survivor Annuity, are modified to instead require five years.

5.

For purposes of determining a PMCO Plan Participant’s Accrued Monthly Pension under Sec. 4.5, a Perfecseal Plan Participant’s Accrued Monthly Pension shall be the sum of (a) plus (b):

(a)                                  His Accrued Benefit as of December 31, 1996 calculated in accordance with Sec. 3.1 of the PMCO Plan in effect before the Merger. For purposes of calculating said Accrued Benefit, pay and service after December 31, 1996 will be disregarded.

(b)                                 His Accrued Monthly Pension calculated under Sec. 4.5 of this Plan, based solely upon pay and service after December 31, 1996.

6.

If assets and liabilities of the PMCO Plan with respect to a Participant whose Termination of Employment occurred prior to January 1, 1997 are transferred to this Plan, and such Participant does not have service under this Plan after December 31, 1996, his or her benefits will be determined under the PMCO Plan, but will be paid by this Plan.

Appendix C

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain

Employees and Former Employees of

Paramount Packaging Corporation -Tennessee

On January 1, 1997, the Company acquired Paramount Packaging Corporation and its subsidiaries, including Paramount Packaging Corporation - Tennessee (“Paramount Tennessee”), a Tennessee corporation.  Paramount Tennessee sponsored the Pension Plan for Salaried and Clerical Employees of Paramount Packaging Corporation (Tennessee) (the “Paramount Salaried Plan”), and the Pension Plan for Production and Maintenance Employees of Paramount Packaging Corporation (Tennessee), (the “Paramount Hourly Plan”), for the benefit of its employees.  These plans are sometimes collectively referred to as the “Paramount Plans”. The Paramount Plans were merged into the Bemis Retirement Plan effective as of December 31, 1997.

Benefits payable with respect to participants in the Paramount Plans who terminated employment prior to December 31, 1997 will be paid by this Plan, but will be determined according to the terms of the  Paramount Salaried Plan or Paramount Hourly Plan, whichever is applicable, as in effect at the time the individual terminated employment.  However, Sec. 8.2 and 4.10(c) of this Plan regarding lump sum payment of pensions having a present value of $5,000 or less applies to said individuals, and the $5,000 amount applies regardless of the individual’s termination date.

Benefits payable with respect to persons who are employees of Paramount Tennessee on or after December 31, 1997 (hereafter referred to as “Paramount Plan Participants”) will be determined under this Plan, subject to the following terms of this Appendix:

1.

Paramount Tennessee is a Participating Employer effective as of January 1, 1998.

2.

A Paramount Plan Participant’s years of Elapsed Time shall be determined under Sec. 3.4, but shall include service with Paramount Tennessee and its affiliates prior to January 1, 1998, on the same basis as if they had then been under Common Control with the Company.

3.

Each Paramount Plan Participant shall be a Participant in the Plan as of January 1, 1998 (or as of the date he completes one Year of Eligibility Service, if later).

4.

If a person who was an employee of Paramount Tennessee on December 31, 1997 has a  Termination of Employment after he has completed three but fewer than four years of Elapsed Time, he will be 20% vested, and if his Termination of Employment occurs after he has completed four but fewer than five years of Elapsed Time, he shall be 40% vested.  In such cases the Participant will be eligible for a benefit under Sec. 6.4, but the benefit amount will be adjusted to reflect the vested percentage. The foregoing special vesting rule applies to the individual’s entire benefit, not just the portion accrued before 1998.

5.

A Paramount Plan Participant’s Accrued Monthly Pension under Sec. 4.5 shall be the sum of (a) plus (b):

(a)                                  His Accrued Monthly Pension as of December 31, 1997 calculated in accordance with Sec. 1.1 of the Paramount Salaried Plan or Paramount Hourly Plan, whichever is applicable, as in effect immediately before the merger of the Paramount Plans into this Plan.  For purposes of calculating said Accrued Monthly Pension, service after December 31, 1997 will be disregarded.

(b)                                 His Accrued Monthly Pension calculated under Sec. 4.5 of this Plan, based solely upon pay and service after December 31, 1997.

6.

A Paramount Plan Participant’s monthly pension will not be less than his “Minimum Monthly Pension” determined as follows:

(a)                                  The amount of said Minimum Monthly Pension will be the Participant’s Accrued Monthly Pension as of December 31, 1997, calculated in accordance with Sec. 1.1 of the Paramount Salaried Plan or Paramount Hourly Plan, whichever is applicable, adjusted as provided in (b), (c), and (d). For purposes of calculating said Minimum Monthly Pension, service after December 31, 1997 will be disregarded.

(b)                                 If the Participant’s pension begins before he attains age 65, the Minimum Monthly Pension will be reduced by 5/9 of 1% for each month by which the commencement date precedes the end of the month in which he attains age 65.  Said reduction does not apply if the Participant’s pension begins after he attains age 65.

(c)                                  The Minimum Monthly Pension will be multiplied by a fraction, the numerator of which is 100 and the denominator of which is 97, to reflect the value of the life and 60 months certain normal form of payment under the Paramount Plans.

(d)                                 If the Participant’s pension is being paid in a form other than life only, the Minimum Monthly Pension will be adjusted as provided in Sec. 4.12(a) of this Plan or Section 7 of this Appendix to reflect the payment form elected.

(e)                                  For purposes of determining whether a Paramount Plan Participant’s benefit will be paid in a single sum pursuant to Sec. 8.2 of this Plan, and for purposes of determining the amount of the single sum payment, the lump sum benefit will be the amount in (i) or the amount in (ii), whichever is greater:

(i)                                     The Actuarial Equivalent present value of a monthly pension for the Participant’s lifetime beginning the first day of the month following his attainment of age 65 (or following his Termination of Employment if after he attains age 65), in a monthly amount equal to the amount in (a) of section 5 of this Appendix, adjusted as provided in (c) of section 6 of this Appendix to reflect the value of the life and 60-months-certain normal form of payment under the Paramount Plan.

(ii)                                  The Actuarial Equivalent present value of a monthly pension for the Participant’s lifetime beginning the first day of the month following the date he attains Normal Retirement Age (as defined in Sec. 2.15 of this Plan) or following his Termination of Employment if after he attains Normal Retirement Age, in a monthly amount equal to the sum of the amounts in (a) and (b) of section 5 of this Appendix.

The Actuarial Equivalent factors in Sec. 4.10(c) of this Plan will be used to calculate said present values. If either amount is more than $5,000, no lump sum payment will be made, and the Participant will instead receive a monthly pension.

7.

In addition to the optional settlements listed in Sec. 7.4 of the Plan, a Paramount Plan Participant may elect an option providing a reduced monthly pension payable to the Participant commencing on the same date as that upon which payments would otherwise commence and terminating with the last monthly payment before his death.  If his death occurs on or after the due date of the first monthly payment under the option and before 60 monthly payments have been made to him, such benefit shall be continued to his Beneficiary until a total of 60 monthly payments have been made to him and his Beneficiary.  If the Participant elects this option, his monthly pension will be 97% of the amount otherwise payable.

Appendix D

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain

Employees and Former Employees of

Paramount Packaging Corporation -Texas

On January 1, 1997, the Company acquired Paramount Packaging Corporation and its subsidiaries, including Paramount Packaging Corporation - Texas (“Paramount Texas”), a Texas corporation with operations at Longview, Texas.  Paramount Texas sponsored the Pension Plan for Longview Employees of Paramount Packaging Corporation (Texas) (the “Paramount Texas Plan”), for the benefit of its salaried and hourly employees.  On December 31, 1997, the Paramount Texas Plan was merged into the Bemis Company, Inc. Retirement Plan for Bemis Hourly Employees (the “BHRP”).  Effective as of December 31, 1998, assets and liabilities of the BHRP with respect to the following individuals at Longview, Texas were transferred to this Plan:

(i)                                     Hourly employees hired before January 1, 1998 who were active employees on January 1, 1999 (“Paramount Hourly Employees”).

(ii)                                  Salaried employees hired before January 1, 1997 who were active employees on January 1, 1999, or who terminated employment during 1997 or 1998 (“Paramount Salaried Employees”).  However, if such an individual terminated employment and received a lump sum cash distribution from this Plan prior to the date the assets were transferred from the BHRP, his or her remaining benefit will remain in the BHRP and will not be transferred to this Plan.

Benefits payable with respect to such persons will be determined under this Plan, subject to the terms of this Appendix.  Benefits for other participants in the Paramount Texas Plan (i.e., hourly employees who terminated before January 1, 1999 or salaried employees who terminated before January 1, 1997) will be paid by the BHRP.

1.

Such an individual’s Elapsed Time includes service with Paramount Texas and its affiliates prior to January 1, 1997 on the same basis as if they had then been under Common Control with the Company.

2.

Such employees will be eligible to participate in this Plan as of whichever of the following dates is applicable:

(1)           For Paramount Salaried Employees, January 1, 1997.

(2)           For Paramount Hourly Employees, January 1, 1999.

3.

If a person who was a participant in the Paramount Texas Plan on December 31, 1997 has a Termination of Employment after he has completed three, but fewer than four years of Elapsed Time, he will be 20% vested, and if his Termination of Employment occurs after he has completed four, but fewer than five years of Elapsed Time, he shall be 40% vested.  In such cases, the Participant will be eligible for a benefit under Sec. 6.4, but the benefit amount will be adjusted to reflect the vested percentage.  The foregoing special vesting rule applies to the individual’s entire benefit.

4.

For Paramount Salaried Employees, the Accrued Monthly Pension under Sec. 4.5 means the sum of (a) plus (b):

(a)                                  $15 multiplied by his credited service through December 31, 1996 determined under the Paramount Texas Plan.

(b)                                 His Accrued Monthly Pension calculated under Sec. 4.5 of this Plan, based solely upon pay and service after December 31, 1996.

For Paramount Hourly Employees, the Accrued Monthly Pension under Sec. 4.5 means the sum of (c) plus (d) plus (e):

(c)                                  $15 multiplied by his credited service through December 31, 1997 determined under the Paramount Texas Plan.

(d)                                 $15 multiplied by his credited service during 1998 determined under the BHRP.

(e)                                  His Accrued Monthly Pension calculated under Sec. 4.5 of this Plan, based solely upon pay and service after December 31, 1998.

5.

Such an employee’s monthly pension will not be less than his “Minimum Monthly Pension” determined as follows:

(a)                                  The amount of said Minimum Monthly Pension will be the Participant’s Accrued Monthly Pension as of December 31, 1997, calculated in accordance with Sec. 1.1 of the Paramount Texas Plan, adjusted as provided in (b), (c), and (d).  For purposes of calculating said Minimum Monthly Pension, service after December 31, 1997 will be disregarded.

(b)                                 If the Participant’s pension begins before he attains age 65, the Minimum Monthly Pension will be reduced by 5/9 of 1% for each month by which the commencement date precedes the end of the month in which he attains age 65.  Said reduction does not apply if the Participant’s pension begins after he attains age 65.

(c)                                  The Minimum Monthly Pension will be multiplied by a fraction, the numerator of which is 100 and the denominator of which is 97, to reflect the value of the life and 60 months certain normal form of payment under the Paramount Texas Plan.

(d)                                 If the Participant’s pension is being paid in a form other than life only, the Minimum Monthly Pension will be adjusted as provided in Sec. 4.12(a) of this Plan or Section 6 of this Appendix to reflect the payment form elected.

(e)                                  For purposes of determining whether the benefit will be paid in a single sum pursuant to Sec. 8.2 of this Plan, and for purposes of determining the amount of the single sum payment, the lump sum benefit will be the amount in (i) or the amount in (ii), whichever is greater:

(i)                                     The Actuarial Equivalent present value of a monthly pension for the Participant’s lifetime beginning the first day of the month following his attainment of age 65 (or following his Termination of Employment if after he attains age 65), in a monthly amount equal to the amount in (a) adjusted as provided in (c) to reflect the value of the life and 60-months-certain normal form of payment under the Paramount Texas Plan.

(ii)                                  The Actuarial Equivalent present value of a monthly pension for the Participant’s lifetime beginning the first day of the month following the date he attains Normal Retirement Age (as defined in Sec. 2.15 of this Plan) or following his Termination of Employment if after he attains Normal Retirement Age, in a monthly amount determined under Section 4 of this Appendix.

The Actuarial Equivalent factors in Sec. 4.10(c) of this Plan will be used to calculate said present values. If either amount is more than $5,000, no lump sum payment will be made, and the Participant will instead receive a monthly pension.

6.

In addition to the optional settlements listed in Sec. 7.4 of the Plan, Paramount Salaried Employees and Paramount Hourly Employees may elect an option providing a reduced monthly pension payable to the Participant commencing on the same date as that upon which payments would otherwise commence and terminating with the last monthly payment before his death.  If his death occurs on or after the due date of the first monthly payment under the option and before 60 monthly payments have been made to him, such benefit shall be continued to his Beneficiary until a total of 60 monthly payments have been made to him and his Beneficiary.  If the Participant elects this option, his monthly pension will be 97% of the amount otherwise payable.

Appendix E

BEMIS RETIREMENT PLAN

Amounts referred to in Sec. 4.5(d)

Name of Employee	Date of Birth	Amount

Curler, Jeffrey	09/03/50	$666.67
Emenecker, Timothy F.	08/03/46	$250.00
Martin, Christopher C.	08/14/49	$250.00
Seashore, Eugene H. Jr.	12/27/49	$375.00
Stone, Gary V.	09/22/46	$541.67
Theisen, Henry	09/09/53	$375.00
Unton, Theodore F.	11/09/44	$291.67
Wulf, Gene C.	10/15/50	$375.00

Appendix F

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain

Employees at the Company’s Custom Resins Division

Prior to September 1, 1984, employees of the Company’s Custom Resins division were not eligible to participate in the Plan.  Such employees instead participated in the Bemis Custom Resins Division Employees’ Pension Plan (the “Custom Resins Plan”).  Effective as of September 1, 1984, employees of the Custom Resins division are eligible to participate in this Plan, subject to the following special provisions applicable to Participants who were employees of said division prior to said date:

1.

Each such employee shall be deemed to have been a Qualified Employee during his employment with the Custom Resins division after December 31, 1976 and prior to September 1, 1984, subject to the definition of Qualified Employee in Sec. 2.19, other than subsection (a) thereof.  As a result, service and earnings during said period may be taken into account in determining Years of Credited Service and Final Average Salary.

2.

Each such employee who was an employee of Custom Resins, Inc. immediately prior to acquisition of said corporation by the Company in December, 1976 shall have years of Elapsed Time for his uninterrupted service with Custom Resins, Inc. from his last date of hire by said corporation until December 31, 1976.  Each such employee shall have years of Elapsed Time for service on and after January 1, 1977 as determined under Sec. 3.4.

3.

Each such employee’s Accrued Monthly Pension is equal to the amount determined under Sec. 4.5, less an offset reflecting his Regular Account under the Custom Resins Plan, said offset to be determined under the following table:

Name of Employee	Monthly Offset Amount

E. J. Gentry	$175.98
W. J. Bridwell	218.17
W. M. Warner	987.33
A. Lasswell	36.90
G. L. Stanley	205.66
W. Littlepage	254.29

NOTE:  Section references in this Appendix are to the Bemis Retirement Plan in effect as of January 1, 1994.

Appendix G

BEMIS RETIREMENT PLAN

Modifications Applicable to

Employees of Mankato Division of

Harrison & Smith Company, Inc.

1.

Sec. 1.3 is modified by adding the following paragraphs thereto:

Harrison & Smith Company, Inc. (a Delaware corporation) adopted this Plan for the benefit of its eligible employees and became a Participating Employer hereunder as of January 1, 1969.  At that time, Mankato Corporation (a Minnesota corporation) was a wholly-owned subsidiary of Harrision & Smith Company, Inc.  Subsequently, on December 31, 1969, Mankato Corporation (a Minnesota corporation) was liquidated into Harrison & Smith, Inc. and become an operating division thereof known as the Mankato Division of Harrison & Smith Company, Inc. (hereinafter referred to as the “Mankato Division”).  Mankato Corporation (a Minnesota Corporation) was never a Participating Employer hereunder.

The Mankato Division maintains the Mankato Retirement Plan (hereinafter referred to as the “Mankato Plan”) for the benefit of its eligible employees.  The Mankato Plan is embodied in a group annuity contract issued by The Prudential Insurance Company of America.  Effective as of January 1, 1971, Harrison & Smith Company, Inc. amended the Mankato Plan so as to discontinue the further accrual of benefits thereunder by salaried and office-clerical employees of the Mankato Division and simultaneously adopted this Appendix to provide for the participation of such employees under this Plan.  Persons formerly employed by the Mankato Division later became employees of Mankato Corporation, a Delaware corporation, which became a Participating Employer. The participation of such employees under this Plan shall be governed by the provisions of this Appendix.

2.

Sec. 6.5 is amended in its entirety to read as follows:

Sec. 6.5  Benefits Under Mankato Plan.  Benefits accrued under the Mankato Plan shall be provided under the conditions, at the times, in the manner, and in the amounts provided by such Mankato Plan, and the provisions of the other sections contained in this Article VI shall not apply to benefits payable under the Mankato Plan. Nevertheless, pension benefits payable under this Plan to former Participants who were participants in the Mankato Plan prior to January 1,

NOTE:  Section references in this Appendix are to the Bemis Retirement Plan in effect as of January 1, 1994.

1971 and to the Beneficiaries of such former Participants shall be paid only in accordance with the following terms and conditions:

(a)                                  Each monthly pension benefit otherwise payable to such a former Participant under Sec. 6.1, Sec. 6.2, Sec. 6.3, or Sec. 6.4 shall be reduced by the monthly amount of the normal retirement annuity accrued on his behalf on December 31, 1970 under the Mankato Plan as in effect on December 31, 1970; provided, however, that if benefits under this Plan commence prior to his Normal Retirement Date, the monthly amount of the normal retirement annuity accrued under the Mankato Plan on December 31, 1970 shall be converted by the Actuary (without giving effect to any death benefit payable under the Mankato Plan) to the monthly amount that would be payable under an actuarially equivalent benefit commencing on the same date and in the same form as his benefit under this Plan.

(b)                                 Any optional form of pension elected by such a former Participant pursuant to the terms of Sec. 7.4 shall be applicable only to the net amount of the monthly pension benefit payable after making the reduction provided for in paragraph (a) of this section.

3.

Sec. 7.5 is deleted in its entirety.

4.

Actuarial Equivalents for this Appendix will be determined under Sec. 4.10.

NOTE:  Section references in this Appendix are to the Bemis Retirement Plan in effect as of January 1, 1994.

Appendix H

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain Employees of Ross & Roberts, Inc. and Ross & Roberts Sales Co., Inc.

The Company sold its share of Ross & Roberts, Inc. and Ross & Roberts Sales Co., Inc. (collectively referred to herein as “Ross & Roberts”) on September 1, 1987.  The following provisions apply with regard to each Participant who is an employee of Ross & Roberts on September 1, 1987:

1.

Each such Participant is fully vested regardless of his length of service.

2.

Service with Ross & Roberts after September 1, 1987 shall not be included in such a Participant’s Credited Service or Elapsed Time.

3.

Such a Participant shall be deemed to have had a Termination of Employment on September 1, 1987. Compensation from and service with Ross & Roberts or any successor of Ross & Roberts after September 1, 1987 shall be disregarded for purposes of determining whether such a Participant is eligible for a pension and for purposes of determining the amount of that pension.

4.

Ross & Roberts ceases to be a Participating Employer as of September 1, 1987.

NOTE:  Terms used in this Appendix are defined as provided in the Bemis Retirement Plan in effect as of September 1, 1987.

Appendix I

BEMIS RETIREMENT PLAN

Modifications Applicable to Certain Employees of

Western Litho Plate & Supply Co.

The Company sold its shares of Western Litho Plate & Supply Co. (“Western Litho”) on April 30, 1987. The following provisions apply with regard to each Participant who is an employee of Western Litho on April 30, 1987:

1.

Each such Participant is fully vested regardless of his length of service.

2.

Service with Western Litho after April 30, 1987 shall not be included in such a Participant’s Credited Service or Elapsed Time.

3.

Such a Participant shall be deemed to have had a Termination of Employment on April 30, 1987. Compensation from and service with Western Litho or any successor of Western Litho after April 30, 1987 shall be disregarded for purposes of determining whether such a Participant is eligible for a pension and for purposes of determining the amount of that pension.

4.

Western Litho ceases to be a Participating Employer as of April 30, 1987.

NOTE:  Terms used in this Appendix are defined as provided in the Bemis Retirement Plan in effect as of September 1, 1987.

Appendix J

BEMIS RETIREMENT PLAN

Modifications Applicable to

Employees of Western Litho

Plate and Supply Company

1.

Sec. 1.3 is modified by adding the following paragraph thereto:

Prior to January 1, 1969, Western Litho Plate and Supply Company (a Delaware corporation) maintained the Western Litho Plate and Supply Company, Inc. Employees’ Pension Trust (herein referred to as the “Western Plan”).  Effective January 1, 1969, Western Litho Plate and Supply Company adopted this Plan and immediately thereafter amended the Western Plan as it applied to employees eligible to participate hereunder by merging it into this Plan.  With respect to said employees, the Western Plan shall be deemed to continue as this Plan.

2.

Sec. 7.5 is modified to read as follows:

Sec. 7.5  Other Death Benefits.  Upon the death of a Participant or former Participant, his Beneficiary shall be entitled to receive a single sum payment equal to the amount by which the total amount of benefit payments hereunder, if any, theretofore paid to the deceased (including payments to his spouse pursuant to Sec. 7.1) is less than the cash value as of December 31, 1968 of any contracts on his life originally purchased under the Western Litho Plate and Supply Company, Inc. Employees’ Pension Trust and subsequently surrendered to the insurance carrier by the trustees of said plan, with Accumulated Interest thereon; subject to the following:

(a)                                  If a benefit is payable with respect to the Participant pursuant to Sec. 7.2 or Sec. 7.4 this section shall not be applicable and all death benefits, if any, shall be payable under the terms of whichever of said sections is applicable.

(b)                                 If a benefit is payable to the Participant’s spouse pursuant to Sec. 7.1, the benefit, if any, payable pursuant to this section shall be determined and paid after the death of said spouse.

NOTE:  Section references in this Appendix are to the Bemis Retirement Plan in effect as of January 1, 1984.

3.

A new Sec. 15.2 is added to the Plan to read as follows:

Sec. 15.2  Minimum Benefit.  Notwithstanding the provisions of Article VI, with respect to a Participant who was a participant in the Western Litho Plate and Supply Company, Inc. Employees’ Pension Trust on December 31, 1968, the monthly amount of any pension (i) payable under Sec. 6.1, or 6.2, or (ii) otherwise payable under Sec. 6.4 as if said section contained no requirements as to age or service for vesting shall not be less than the minimum benefit determined in accordance with this section.  The “minimum benefit” referred to herein shall be the Actuarial Equivalent of:

(a)                                  the cash value as of December 31, 1968 of any contracts on his life originally purchased under the Western Plan and subsequently surrendered to the insurance carrier by the trustees of said plan, with Accumulated Interest thereon, plus

(b)                                 the value of a benefit payable for life commencing at Normal Retirement Date in a monthly amount equal to (i) 1/30th of an amount equal to 45% of his Final Average Salary minus 75% of his Primary Social Security Benefit, (ii) multiplied by his years of Credited Service after 1968 (but not more than 30 years), and (iii) if said benefit commences prior to his Normal Retirement Date, also multiplied by the applicable early retirement factor set forth in the table in Sec. 6.2.

In determining the monthly amount of such minimum benefit, the death benefit described in Sec. 7.5 shall be taken into consideration.

NOTE:  Section references in this Appendix are to the Plan in effect as of January 1, 1984.